SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549





FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT



Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):	June 1, 1995







CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)





	Delaware	                  	     0-14368	     	061097006
(State or Other Jurisdiction    (Commission)	  (IRS Employer
    of Incorporation)	      	File Number)	  Identification No.)









851 Irwin Street, San Rafael, California		94901
(Address of principal executive offices)		(zip code)





Registrant's Telephone Number, including Area Code:
						(415) 257-4200





						N/A
	(Former name or former address, if changed since last report)

EXPLANATORY NOTE





This Amendment No. 1 to Current Report on Form 8-K is being filed to incorporate audited financial statements for the year ended December 31, 1994 of two affiliated companies, Day Care of Chester County, Inc., and Little Explorers of Montgomery, Inc.

Item 1.	Changes in Control of Registrant

	None

Item 2.	Acquisition or Disposition of Assets

On June 1, 1995, Registrant acquired from two affiliated companies,
 Day Care of Chester County, Inc., and Little Explorers of Montgomery, Inc., the assets of five preschool and day care centers located in West Chester and Montgomery Counties, Pennsylvania.
  The assets purchased included the personal property and trademarks used in the connection with operation of the centers.
  In addition, each of the sellers and their sole shareholder have entered into covenants not-to-compete with Registrant.


The purchase price paid to Day Care of Chester County, Inc., consisted of $1,390,000 in cash and issuance of the Company's $1,100,000, ten (10) year, 9% promissory note. The purchase price paid to Little Explorers of Montgomery, Inc., consisted of $252,000 in cash. In addition, Registrant paid the sole shareholder of the two companies $145,000 in consideration of his entering into a covenants not-to-compete and also paid $13,000 for the acquisition of certain personal property owned by the selling shareholder used in connection with the business.


The cash portion of the purchases was provided by Registrant's working capital. The Registrant intends to continue to use the assets acquired in connection with the day care business.



Item 3.	Bankruptcy or Receivership

	None



Item 4.	Changes in Registrant's Certifying Accountants

	None


Item 5.	Other Events

	None



Item 6.	Resignations of Registrant's Directors

	None

Item 7.	Financial Statements, Pro Forma Financial Information and
Financial Exhibits



   (a)	Financial Statements of Business Acquired

	Report of Independent Public Accountants		         F-1

	Combined Balance Sheet as of December 31, 1994    	F-2

	Combined Statement of Operations for the Year Ended
			December 31, 1994		                              	F-3

	Combined Statement of Changes in Stockholders' Equity
		for the Year Ended December 31, 1994              	F-4

	Combined Statement of Cash Flow for the Year Ended
			December 31, 1994		                              	F-5

   (b)	Pro Forma Financial Information for Business Acquired

	Introduction to Pro Forma Financial Data		          F-9

	Unaudited Pro Forma Condensed Combined
		Statements of Operations		                        	F-10

	Unaudited Pro Forma Condensed Combined Balance Sheet
                                             								F-11

  (c)	Exhibits

	(1)	Consent of Independent Public Accountants	      C-1

	(2)	Purchase Agreement dated as of March 31, 1995
		between Registrant's wholly-owned subsidiary and
		Day Care of Chester County, Inc		                 P-1

	(3)	Purchase Agreement dated as of March 31, 1995
		between Registrant's wholly-owned subsidiary and
		Little Explorerof Montgomery, Inc		                P-2


Item 8.	Change in Fiscal Year

	None

SIGNATURES



Pursuant to the requirements of the Section 13 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to its Current Report on Form 8-K filed on June
15, 1995 to be duly signed on its behalf by the undersigned thereunto duly authorized.



Dated: August 10, 1995	CHILDREN'S DISCOVERY CENTERS
				OF AMERICA, INC.,


				By:   /s/ Randall J. Truelove
					Randall J. Truelove
					Vice President - Finance

DAY CARE OF CHESTER COUNTY, INC.
AND LITTLE EXPLORERS OF MONTGOMERY, INC.



COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1994
TOGETHER WITH AUDITORS' REPORT

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Children's Discovery Centers of America, Inc.:



We have audited the accompanying combined balance sheet of Day
 Care of Chester County, Inc. ("DCCC") and Little Explorers of
Montgomery, Inc. ("LEM") (the "Ches-Mont Centers") as of
December 31, 1994, and the related combined statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Ches-Mont Centers' management. Our responsibility is to express an opinion on these financial statements based on our audit.



We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Day Care of Chester County, Inc. and Little Explorers of Montgomery, Inc. as of
 December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



	ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania,
June 30, 1995

DAY CARE OF CHESTER COUNTY, INC. AND
LITTLE EXPLORERS OF MONTGOMERY, INC.
COMBINED BALANCE SHEETS


                    			          December 31,		   March 31,
			                                    1994			    1995
						   	                                        (Unaudited)
	ASSETS
CURRENT ASSETS:
    Cash	   	                  $    114,009	     $    186,725
   Accounts receivable            		 69,195	      		   82,301
   Prepaid expenses	                	46,000			         25,000
   Due from noncombined
	   affiliates (Note 6)             115,600			         73,470

	Total current                      344,804	          367,496

PROPERTY AND EQUIPMENT:
  Property and equipment, net of
     accumulated depreciation of
  $175,294 and $185                 356,048	          377,365

DEPOSITS			                          20,000			         20,000

	Total assets	                  $   720,852	      $   764,861

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable	             $   	14,579		    $    22,449
  Payroll and related accruals	     119,609	         124,352
  Accrued insurance	                	46,000			        23,000
  Other accrued liabilitie	           7,285		     	   12,869
  Due to shareholder (Note 6)	      219,302	         181,397


	Total current liabilities          406,775	         364,067


DEFERRED RENT (Note 3)	              20,505		         24,606

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY:
  DCCC common stock, no par value;
   10,000 shares authorized, 800 shares
    issued and outstanding        $  80,000	    $     80,000
  LEM common stock, no par value;
   100,000 shares authorized,
   75,000 shares issued and
   outstanding			                     75,000	         75,000

Retained earnings	                   138,572		       221,188

Total stockholders' equity           293,572	        376,188

Total liabilities and
    stockholders' equity	       $    720,852	    $   764,861

The accompanying notes are an integral part of these combined balance sheets.

F-3

DAY CARE OF CHESTER COUNTY, INC.
LITTLE EXPLORERS OF MONTGOMERY, INC.
COMBINED STATEMENTS OF OPERATIONS



                               			Year Ended	  	Three Months Ended
			                              December 31,		        March 31,
    			                           1994			            1995	   	1994
      					 	                                     (Unaudited) (Unaudited)
NET REVENUES	                    $3,260,004        $ 823,433    $805,844

OPERATING EXPENSES:
   Payroll and related expenses	 1,562,019	          449,468      386,712
   Other center operating exp.     888,000	          217,467      221,564
   Administrative expenses
		(Note 6)	                        453,700            73,924      106,446


	Total operating exp.            2,903,719           740,859      714,722

OPERATING INCOME                   356,285            82,574       91,122

OTHER INCOME (EXPENSE):
   Interest expense, net	           (8,405)           (2,279)      (2,036)
   Insurance proceeds		              26,803	            	0         10,668
   Other income		                    (1,611)           2,321        4,363

	Total other income	                 16,787		             42       12,995

	Income before taxes	               373,072            82,616     104,117

PROVISION FOR INCOME TAXES
		 (Note 5)                              0                  0           0

NET INCOME			                 $    373,072	          $ 82,616   $ 104,117

The accompanying notes are an integral part of these combined statements.

F-4

DAY CARE OF CHESTER COUNTY, INC. AND
LITTLE EXPLORERS OF MONTGOMERY, INC.
COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
		                           DCCC		         LEM
		                       Common Stock	   Common Stock     Retained
             		         Shares 	Amount   Shares  Amount   Earnings 	   Total
BALANCE,
   12/31/93	               800  $80,00   75,000 $75,000   $134,989   $289,989
    Distributions	           0       0        0       0   (369,489)  (369,489)
      Net income             0 	     0 	      0 	     0 	  373,072    373,072

BALANCE,
   12/31/94                800  80,000  75,000   75,000    138,572    293,572

     Net income
         (unaudited)         0 	    0 	       0 	     0 	   82,616     82,616

BALANCE,
    March 31, 1995
    (unaudited) 	          800 $80,000  75,000  $75,000   $221,188   $376,188

The accompanying notes are integral part of these combined statements.

F-5

DAY CARE OF CHESTER COUNTY, INC. AND
LITTLE EXPLORERS OF MONTGOMERY, INC.
COMBINED STATEMENT OF CASH FLOWS

			                    	     Year Ended	          Three Months Ended
				                         December 31,	            March 31,
				                              1994	           	1995		       1994
				 	                                      (Unaudited)	    (Unaudited)
OPERATING ACTIVITIES:
  Net income			              $  373,072      	$  82,616       $ 104,117
Adjustments to reconcile net
 income to net cash provided
 by operating activities-
     Depreciation and amort.	    41,500          10,528           8,579
     Changes in operating assets
      and liabilities--
       (Increase) decrease in
          accounts receivable 	  (91,663)	        29,025         (19,477)
        Decrease in prepaid
	         expenses	           	   11,783	         21,000          27,599
        Increase (decrease) in
	         accounts payable        (4,289)	         7,870           8,960
        Increase (decrease) in
	          accrued liabilities   18,000	         (12,673)	        (9,975)
       (Decrease) in due to
         	 shareholder	      	   (9,469)	        (37,905)        (94,317)
        Increase in deferred
           rent                  16,404	           4,101	          4,101

	Net cash provided by
	   operating activities	       355,338	          104,562	        29,587

INVESTING ACTIVITIES:
   Purchases of property and
	   equipment	     	            (63,867)	         (31,846)	      (3,091)

	Net cash used for
	 investing activities       	  (63,867)	         (31,846)      	(3,091)

FINANCING ACTIVITIES:
    Repayment of shareholder loan (3,543)	              0         (1,236)
    Distributions to shareholder (369,489) 	            0              0

	Net cash used for
	     financing activities	      (373,032) 	            0         (1,236)

	Net increase (decrease)
		in cash	    	                   (81,561)	        72,716        	25,260

CASH, BEGINNING OF PERIOD         195,570	        114,009        195,570

CASH, END OF PERIOD	           $  114,009	     $  186,725      $ 220,830

SUPPLEMENTAL DISCLOSURE
OF CASH FLOW INFORMATION:
        Cash paid for interest	$	       0  	   $       	0 	    $       0

The accompanying notes are an integral part of these combined statements.

DAY CARE OF CHESTER COUNTY, INC. AND
LITTLE EXPLORERS OF MONTGOMERY, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS



(Information related to the three months ended March 31, 1995 and 1994, is unaudited)



	NATURE OF BUSINESS AND DESCRIPTION OF
ENTITIES:



The accompanying combined financial statements represent the financial statements of Day Care of Chester County, Inc. ("DCCC") and Little Explorers of Montgomery, Inc. ("LEM") (collectively, the "Ches-Mont Centers" or the "Companies"). DCCC and LEM are each 100% owned by Barry L. Herr. All intercompany transactions and balances between the Ches-Mont Centers have been eliminated in the accompanying financial statements.


DCCC and LEM were formed for the purpose of owning and operating five child development centers in the metropolitan
Philadelphia area under the names Little People Day Care Centers and Little Explorers Day Care Centers.

On June 1, 1995, the Ches-Mont Centers, including its sole
 shareholder, entered into purchase agreements with a subsidiary of Children's Discovery Centers of America, Inc. (CDC) to sell principally all of the assets related to its five child care centers.


2.	INTERIM FINANCIAL STATEMENTS (UNAUDITED):

The unaudited interim financial statements as of March 31, 1995, and for the three month periods ended March 31, 1995 and 1994, reflect, in the opinion of management, all adjustments necessary to fairly state the financial position and results of operations for the respective periods. Operating results for interim periods are not necessarily indicative of the results which can be expected for a full year.



3.	SUMMARY OF SIGNIFICANT ACCOUNTING
 POLICIES:


Cash Equivalents

The Companies consider highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at historical cost and depreciated using an accelerated method over their estimated useful lives as follows:



	Leasehold improvements    Shorter of useful life or lease
                           life

	Machinery and equipment	    	5 years
	Furniture and fixtures			    7 years
	Transportation equipment		   5 years


Deferred Rent

The operating lease agreements for one of the Ches-Mont Centers contain escalating lease payments. The resulting deferred rent is being amortized on a straight-line basis over the related lease terms.

Revenue Recognition

Tuition revenue is recorded in the period in which services are provided.

4.	PROPERTY AND EQUIPMENT:

Property and equipment consist of the following at December 31, 1994:


	Leasehold improvements	            	$    299,766
	Machinery and equipment		                 58,953
  	Furniture and fixtures		        	       20,875
	Transportation equipment		               151,748

	Less-  Accumulated depreciation	        (175,294)

					                               	$    356,048

5.	INCOME TAXES:

DCCC has elected "S" Corporation status for federal and state tax purposes. LEM is treated as a "C" Corporation for federal and state tax purposes.

As DCCC has elected to be treated as an "S" Corporation, the taxable income for the year ended December 31, 1994, of approximately $375,000, will pass through to the federal and state income taxes of its stockholder, and DCCC will not be subject to income taxes. The taxable income related to LEM was insignificant, which resulted in no provision for income taxes or related income tax payable as of December 31, 1994.

Effective January 1, 1993, LEM adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the liability method of accounting for deferred income taxes. The adoption of this standard had no effect on the Ches-Mont Center's financial position or results of operations.

As of December 31, 1994, there were no material financial reporting-tax differences. Therefore, there are no deferred tax assets or liabilities.


6.	RELATED-PARTY TRANSACTIONS:

The Companies recognized $115,600, which is included as a reduction to administrative expenses, for administrative services performed for B.L. Herr, Inc. ("Herr") during the year ended
 December 31, 1994. The Companies and Herr are wholly owned by the same shareholder. The uncollected balances for these services at December 31, 1994, represent due from noncombined affiliates in the accompanying balance sheet.

Balances due the shareholder of $219,302 represents net distributions payable to the stockholder.



7.	INSURANCE PROCEEDS:

In August 1993, DCCC experienced damages to equipment used at a daycare facility as a result of a fire. DCCC recognized a gain for the difference between the cost of the equipment and the insurance proceeds received. The total proceeds to be received was not determinable until 1994, at which time DCCC recognized a gain of $26,803.

8.	COMMITMENTS AND CONTINGENCIES:

The Companies lease child care facilities under operating leases expiring through 2008. Two of the leases are with a related party.
  These leases are month-to-month and rent expense was $150,000 for the year-ended December 31, 1994.

Rent expense for operating leases (excluding related party leases) was $233,604 for the year ended December 31, 1994.

Minimum annual rental commitments for noncancelable operating leases having original terms in excess of one year are as follows:

          1995		    $	190,272
	         1996		     	190,272
	         1997		     	190,272
	         1998	     		194,472
	         1999	     		158,056
	    Thereafter   		1,176,000

               			$	2,099,344

Introduction to Pro Forma Financial  Data



The following unaudited pro forma condensed combined statements of operations and condensed combined balance sheet combine the financial statements of Registrant and the businesses of Day Care of Chester County and Little Explorers of Montgomery for each of the (i) three months ended March 31, 1994, (ii) year ended December 31, 1994 and (iii) three months ended March 31, 1995.



The pro forma information is presented assuming that the planned acquisition occurred as of January 1, 1994. The pro forma information reflects purchase accounting adjustments based on allocations of the purchase price. This information should be read in conjunction with the historical financial statements and related notes thereto of Registrant and Day Care of Chester County, Inc., and Little Explorers of Montgomery, Inc. The unaudited pro forma information presented does not purport to be indicative of the results which would have been obtained had the planned acquisition actually been consummated as of the beginning of 1994, or which may be obtained in the future.

F-10

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
			                           Three Months Ended March 31, 1994
				                                DCCC &	       	       Pro Forma
		                	         CDC	    LEM		    Adjustments   Combined
                             (in thousands, except per share data)
Revenues from ops	       $11,761    $806	  	                 $12,567
Operating Expenses:
   Direct costs		          9,335     600	      (9)	(a)	        9,926
   Depreciation and
       amortization	         489	      9	      46	 (b)	          544
Total operating expenses  9,824     	609	      37		           10,470
Operating income	         1,937	     197	     (37)		           2,097
General & admin.
     expenses		             971		    106	     (77)	(c)	        1,000
Other (income) expense
     net			                 100		    (13)	     37	 (d)	          124
Pre-tax profit (loss)	      866		    104	       3		              973
Provision for inc. tax	     225		      0	      43		              253
Net profit (loss)	          641	    	104	     (40)	        	     705

Net profit(loss) per share 0.14				                             0.15

Weighted avg. common
  shares outstanding	     4,731					                           4,731

			                      Twelve Months Ended December 31, 1994
				                                 DCCC &	       	       Pro Forma
			                         CDC	      LEM	  	Adjustments    Combined
			                       (in thousands, except per share data)
Revenues from ops	      $55,323    $3,260		                  $58,583
Operating Expenses:
   Direct costs		        44,316     2,409	  (37)	(a)	         46,688
   Depreciation and
       amortization	      2,355        42	  180	 (b)	          2,576
Total operating
       expenses		        46,671     2,451	  143		             49,264
Operating income	         8,652       810		(143)		             9,319
General & admin.
expenses		                4,227       454		(339)	(c)	          4,342
Other (income) expense
     net			                 744       (17)		113	 (d)	            840
Pre-tax profit (loss)	    3,681       373	 	 83		              4,137
Provision for inc. tax	     921        0	  	182		              1,103
Net profit (loss)	        2,760      373  		(99)		             3,034

Net profit(loss) per share 0.57				                             0.63

Weighted avg. common
  shares outstanding	     4,831				 	                          4,831

		                              	Three Months Ended March 31, 1995
				                                 DCCC &	       	       Pro Forma
			                          CDC	     LEM		  Adjustments   Combined
                           			 (in thousands, except per share data)
Revenues from ops	       $18,279    $823		                   $19,102
Operating Expenses:
   Direct costs		         14,318     655	      (9)	(a)	       14,964
   Depreciation and
       amortization	         770      11		      46	(b)	          827
Total operating
       expenses		         15,088     666     	  37	          	15,791
Operating income	          3,191     157     		(37)	        	  3,311
General & admin.
     expenses		            1,458      74     		(45)	(c)	       1,487
Other (income) expense
     net			                   14       0      		24 	(d)    	      38
Pre-tax profit (loss)	     1,719      83     		(16)        		  1,786
Provision for inc. tax	      632       0	      	27         		    659
Net profit (loss)	         1,087      83     		(43)	        	  1,127

Net profit(loss) per share  0.16				                            0.16

Weighted avg. common
  shares outstanding	      6,938		                         		  6,938

a) Reflects effect of adjustment between rents prior and subsequent to acquisition.

b) Reflects an increase in amortization relating to the goodwill and other intangibles resulting from acquisition.

c) Reflects reduction in fees, salaries and general & administrative expenses paid to former owners that were eliminated with acquisition.

d) Reflects interest expense during the respective periods on $1,100,000 of debt issued since January 1, 1994, less interest on the debt not assumed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE
 SHEET
                                          						As of
				                                     	March 31, 1995

                                CDC      				DCCC & LEM	       Pro Forma
                                                                Combined
(in thousands)
ASSETS

CURRENT ASSETS:
  Cash, cash equivalents
    and short-term investments  $20,141       ($1,800) (a)       $18,341
  Other current assets            3,556             0              3,556

  Total current assets           23,697        (1,800)            21,897

PROPERTY, PLANT AND EQUIPMENT,
      net                        14,937            89  (b)        15,026

INTANGIBLE ASSETS                28,916         2,901  (c)        31,817

OTHER ASSETS                      1,735            0               1,735

TOTAL ASSETS                     69,285         1,190             70,475

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Current portion of long-
         term debt              $1,931             $71  (d)       $2,002
Accounts payable and
         accrued expenses        3,637              90  (e)        3,727

  Total current liabilities      5,568             161             5,729

LONG-TERM DEBT                  14,767           1,029  (d)       15,796

OTHER LONG-TERM LIABILITIES      1,078               0             1,078

STOCKHOLDERS EQUITY:
  Preferred Stock, Common Stock,
           Paid-in Capital and  52,179               0            52,179
Accumulated deficit             (4,307)              0            (4,307)

  Total stockholders' equity    47,872               0            47,872

TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY       $69,285          $1,190           $70,475

(a)  Adjustment for $1,800,000 cash portion of purchase price.

(b)  Reflects allocation of purchase price to fixed assets.

(c)  Reflects allocation of purchase price to intangibles.

(d)  Reflects current portion and long-term portion of notes and liabilities issued or assumed for $1,100,000.

(e)  Reflects transaction costs associated with acquisition.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the
 incorporation of our report dated June 30, 1995 related to Day Care of Chester County, Inc., and Little Explorers of Montgomery,
 Inc.'s combined financial statements for the year ended December 31, 1994 included in this Form 8-K/A, into Children's Discovery Centers of America, Inc.'s previously filed Registration Statement File Nos. 33-76954 and 33-59351.





					ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
         August 8, 1995

(Little Explorers)


PURCHASE AGREEMENT



		This Purchase Agreement (the "Agreement") is made and entered into the 31st day of March, 1995 by and among
 Magic Years Child Care and Learning Centers, Inc., a
Pennsylvania corporation or its designee with offices at 851 Irwin
 Street, Suite 200, San Rafael, California 94901 referred to as "Buyer", and Little Explorers of Montgomery, Inc., a Pennsylvania corporation with offices at 342 Central Avenue, Malvern,
 Pennsylvania 19355, referred to as "Seller", and Barry L. Herr, an individual with an address of 934 Retonda Parkway, Cape Coral, Florida 33904, referred to as "Shareholder";

		WHEREAS, Seller is engaged in the business of operating child care centers;

		WHEREAS, Seller desires to sell to Buyer and Buyer desires to buy from Seller, certain of Seller's equipment, tangible personal property, and other assets related to Seller's child care business at Seller's center known as Little Explorer Child Care Center, 375 Commerce Drive, Fort Washington, Pennsylvania;

		NOW, THEREFORE, for good and valuable
consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, subject to the terms and conditions hereof
, and intending to be legally bound hereby, the parties agree as follows:

		1. Definitions. In addition to the terms defined elsewhere in this Agreement:

		"Act" shall have the meaning set forth in Section
12(c).

		"Agreement" shall mean this entire Purchase
 Agreement, including the exhibits and leases attached hereto, or referred to herein, as it may be amended from time to time in writing by mutual agreement of Seller and Buyer.

		"Assets" shall mean the Personal Property and Equipment, Intellectual Property, Contracts, Supplies, and
Licenses and Permits, as such terms are defined herein. Assets shall not include cash or accounts receivables.

		"Assumed Liabilities" shall mean the liabilities set forth on Exhibit "F" attached hereto and described more specifically in Section 4 hereof.

		"Building" shall mean the buildings, structures and improvements, now or hereafter located on land utilized by the Business.

		"Business" means the child care centers operated by Seller, at 375 Commerce Drive, Fort Washington, Pennsylvania.

		"Center"  shall mean 375 Commerce Drive, Fort
Washington, Pennsylvania.

		"Closing" shall have the meaning set forth in
Section 10 hereof.

		"Closing Date" shall have the meaning set forth in
Section 10 hereof.

		"Consideration" shall have the meaning set forth in
Section 3 hereof.

		"Contracts" shall mean the contracts and agreements, and equipment rental agreements, warranties and/or service contracts relating to the Center, as more particularly described on Exhibit "F" attached hereto.

		"Disclosure Schedule" shall mean the schedule set forth on Exhibit "E" hereto.

		"ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended.

		"Event of Default" shall have the meaning set forth in Section 14.

		"Financial Statements" shall have the meaning set forth in Section 5(c).

		"Intellectual Property" shall mean the trademarks, tradenames, trademark applications, registration and renewals, logos and corporate names (together with any derivations, modifications or adaptations thereof, and all goodwill associated therewith), patents (and applications), copyrights (and applications and registrations), and all customer lists, advertising, promotional materials and similar proprietary information related to the Business, all of which are set forth on Exhibit "B" hereto.

		"Knowledge" means actual knowledge after reasonable investigation.

		"Lease" shall mean a lease from the owner or owners of a fee simple interest in the land and Building, or a sublease from the lessee of such property, pursuant to which lease or sublease Buyer shall have the right to use and occupy the Center, including all amendments and modifications thereto, which lease or sublease is more particularly described in Exhibit "L" hereto.

		"Licenses and Permits" shall mean the licenses and permits currently held by Seller for the Center, including, without limitation, license for food preparation, food stamps or other welfare or social service programs, and other licenses, health, fire marshal approval, business, sign and other permits, including those issued by the Commonwealth of Pennsylvania and the county in which the center is located affecting the occupancy of the land and premises for the purpose of conducting the Business, all of which licenses and permits are set forth in Exhibit "K" attached hereto.

		"Personal Property and Equipment" shall mean all furniture, equipment and other personal property which is set forth on Exhibit "A" hereto. Personal property and equipment shall include any personal property acquired prior to the Closing Date by Seller and used in or in connection with the operation of the Center or the Building but shall not include such personal proper ty so affixed to the underlying real property so to be considered a fixture.

		"Prepaid Tuition" shall have the meaning set forth in Section 2(b).

		"Security Agreement" shall have the meaning set forth in Section 10.

		"Shareholder" shall mean Barry L. Herr, sole shareholder of Seller.

		"Supplies" shall mean the inventory of supplies (e.g., paper, art supplies, crayons, books, educational materials, writing materials, food service supplies, cleaning supplies) and like kind or consumable materials utilized in the normal and ordinary operation of the Center, whether on hand, stocked, shelved or stored at or upon the Center, all of which are set forth on Exhibit "C" hereto.

		2. Sale of Assets. Effective June 1, 1995, Buyer shall purchase and acquire from Seller, and Seller shall sell, transfer, assign and convey to Buyer, free and clear of all liens, claims and encumbrances of every kind, except those specifically permitted by this Agreement, the following:

	a.  All of the Assets.

	b. All right, title and interest in and to any existing outstanding prepaid tuition, deposits, and registration fees (the "Prepaid Tuition") collected by Seller in connection with the Business and relating to a period following Closing, as described in Exhibit "D" attached hereto and made a part hereof.

c.  The covenant not to compete as described in Section 19 hereof.

		3.  Purchase Price

		a. Seller. The purchase price for the Assets, the Prepaid Tuition, the Intellectual Property and associated goodwill, and the covenant not to compete is Two Hundred Fifty Two
Thousand Dollars ($252,000) (the "Consideration").

		Pursuant to Section 26 hereof, the Consideration shall be allocated and reported as follows:

			$30,000	            in consideration of the Assets exclusive of the
                       Intellectual	Property), and Prepaid Tuition;

			$72,500	            in consideration of Seller's covenant not to compete;

			$149,500	           in consideration of the Intellectual Property.


			$252,000	           Total consideration paid to Seller.



		The Consideration shall be payable to Seller as follows:


			(1)	$29,000 upon execution of this Agreement, payable in immediately
				available U.S. Dollars;

			(2)	$223,000 upon Closing, payable in immediately available U.S.
				Dollars;

		Any adjustments required or permitted to be made to the Consideration pursuant to the terms and conditions of this Agreement shall be made by adjusting the cash portion of the Consideration set forth in subsection (2) above.

		(b)  Shareholder.   The purchase price for
Shareholder's covenant not to compete is Twenty Five Thousand
Dollars ($25,000), payable to Shareholder upon Closing in immediately available U.S. Dollars.



		4. Buyer's Assumption of Liabilities. Buyer shall assume those liabilities and obligations of Seller listed on Exhibit
"F" hereto (the "Assumed Liabilities"). Buyer and Seller agree that Buyer does not assume or have any responsibilities for any existing liability, obligation or commitment of any nature, except for the Assumed Liabilities described in Exhibit "F" hereto relating to the
 Business.


		5.  Representations and Warranties of Seller.
Except as otherwise disclosed in the Disclosure Schedule, Seller represents and warrants to and agrees with Buyer as follows:

	a. Seller is, as of the date hereof and will be on the Closing Date, a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.
Seller is authorized to carry on its business as presently conducted, and Seller may lawfully perform this Agreement

	b. Upon execution, this Agreement and all other agreements, documents and instruments referenced herein and executed in connection herewith are and will be the valid and binding obligations of Seller, enforceable in accordance with their terms and the execution, delivery and performance of this Agreement, and such other agreements, documents and instruments and the transactions contemplated hereunder, have been duly and validly authorized by the Shareholder and Seller's Board of Directors.

	c. Seller has delivered to Buyer copies of its profit and loss statements and balance sheets for the Center for 1992, 1993 and 1994, along with its 1992, 1993 and 1994 federal income tax returns for years ending December 31, 1992, 1993 and 1994, copies of which are attached hereto as Exhibit "G," all of which fairly present the financial condition and results of operation of the
 Seller as of such dates (the "Financial Statements"), and have been prepared and completed in accordance with generally accepted accounting principles.

	d. Seller, as of execution hereof, has no liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, for any period prior to December 31, 1994 or arising out of transactions entered into or any state of facts existing prior thereto, except as disclosed in the Financial Statements or in writing to Buyer, including, without limitation, tax liabilities due or to become due, and whether incurred in respect of or measured by Seller's income. Seller does not have Knowledge of any basis for the assertion against Seller as of the date hereof or at Closing of any liability of any nature which is material in amount and which has not been disclosed to Buyer in writing.

	e. Since December 31, 1994 there has not been any damage, destruction or loss materially adversely affecting Seller's property or Business, nor, to Seller's Knowledge, any event or condition of any character materially and adversely affecting the Business, nor any change in Seller's financial condition, assets, liabilities, or business which has been materially adverse; and since December 31, 1994 the Business has been operated in the ordinary and normal course and there has been no material change in the operation of the Business. Without limiting the generality of the foregoing, except as set forth in the Financial Statements or the Exhibits of this Agreement, since December 31, 1994, Seller has not:

	(1) 	Incurred any obligations or liabilities whether
absolute, accrued, contingent or otherwise and whether due or to become due), except in the ordinary course of business and consistent with past practice, nor without limiting the generality of the foregoing, guaranteed, endorsed or assumed responsibility for the debts or obligations of any person or entity.

	(2)	Except in the ordinary course of business and
consistent with its past practice, sold, leased or otherwise disposed of any of its propety or assets, personal or mixed, tangible or intangible, or permitted, caused, or allowed any of such properties or assets to be mortgaged, pledged or subjected to any lien or encumbrance.

	(3)	Disposed of, or permitted to lapse, any trademark or
copyright or any trademark or copyright application or license set forth on Exhibit "B", or disposed of or disclosed to any person any trade secret, license, permit, design, or formula.

	(4)	Other than in the normal course of business and
consistent with past practices, granted any general increase in the compensation of employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or any increase in any compensation payable or to become payable to any officer or employee, and no such increase (whether general or otherwise) is or has been required and agreed, whether in writing or otherwise, to take any action described in this subparagraph (e).

	f. As of the Closing Date, Seller has the ability to transfer the Assets, free and clear of all liens, encumbrances, and agreements of every kind, nature and description.

	g. The Personal Property and Equipment are in good operating order, repair and condition, subject to reasonable wear and tear, and coform in all respects to all applicable Federal, state and local laws, ordinances and regulations.


	h. Exhibit "B" hereto contains an accurate and complete list and description of all trademarks, trade names, assumed names and copyrights and all applications therefor, which are owned by the Business. To Seller's Knowledge, no trademarks, trade names, assumed names, copyrights, designs or designations used in its business, infringes on any patents, trademarks, or copyrights, or any other rights of any person. To Seller's Knowledge, there are no claims of third parties to the use of Seller's trade names or any similar names, and there is no basis for any such claim or claims.

	i. Except common grievances in the normal course of business and other ordinary employee problems, Seller has had no notice of pending labor problems of any kind at the Center, including, without limitation, disputes, controversies, grievances, disturbances, and similar problems with any employees; and, to Seller's Knowledge, there have been no attempts to organize the employees of Seller by any union or similar association or discussions with respect to any collective bargaining agreement of any type to which Seller or its representative have been a party during the preceding twenty-four (24) months.

	j. Exhibit "H", attached hereto, lists all employees currently employed by Seller and their job titles and current salaries and other compensation (including a description of all benefits paid by Seller, vacation and time off policies). Except as otherwise set forth in Exhibit "H", none of such employees is covered by a union contract and there are no retroactive increases or other accrued and unpaid sums owed to any employee. Seller does not have or make contributions to any defined benefit plan or defined contribution plan for its employees that is subject to ERISA. Exhibit "I", attached hereto, lists separately each student of Seller, the grade or preschool or day care program in which said student is enrolled, the applicable tuition rates, the hours and days of attendance. Both Exhibit "H" and "I" shall be updated immediately prior to Closing.

	k. Except as set forth on Exhibit "E" hereto, the execution and delivery of this Agreement and the performance of the transactions contemplated hereby (i) do not, and will not, constitute a violation of, and are not and will not be, a default under or conflict with the terms of the Articles of Incorporation or By-Laws of Seller, or any contract, indenture, agreement, order, judgment or decree to which Seller is a party or by which Seller is bound or to which any of the Assets are subject, and (ii) do not, and will not, violate or constitute a default under any statute, rule, regulation, order, or ordinance of any governmental, judicial or arbitral body.

	l. No representation or warranty made in this Agreement or in any statement or certificate furnished or to be furnished to Buyer pursuant hereto knowingly contains any untrue statement of a material fact or knowingly omits to state a material fact necessary to make the statements contained therein not misleading.

	m. Seller now has insurance coverage as set forth on Exhibit "J" hereto. The insurance policies set forth on Exhibit "J" are in full force and effect and will remain in full force and effect up to the Closing.

	n. The Licenses and Permits are, on the date hereof, and will be in full force and effect on the Closing Date, without default or notice of default. Notwithstanding the foregoing, Buyer expressly acknowledges and agrees that this representation shall not apply to any default or notice of default which arises from or is caused by the failure of Seller to give timely notice of the transaction contemplated by this Agreement as may be required under such License or Permit.

	o. To the Knowledge of Seller, there is, as of the date hereof, no suit, action or legal, administrative, arbitration or other proceeding of any nature pending or threatened against Seller or its property which affects in any way Seller, or which might materially or adversely affect the legality or validity of this Agreement, the transactions contemplated hereby, or the continued operations and earnings of the Business or which might materially and adversely affect the enjoyment or use thereof by Buyer.

	p. Seller has filed with the appropriate governmental agencies all tax returns required to be filed by it, and has paid, or made provision for the payment of, all taxes which have or may become due pursuant to said returns or pursuant to any assessment received by Seller as of the Closing Date, including all federal, state, city and foreign income, profits, franchise, sales, use, occupation, property, excise, or other taxes due in connection with the Assets or the Business.

	q. Except in the ordinary course of business, Seller has not received any written or oral notice from any of Seller's customers that any such customer will not continue to purchase the services of Seller from and after the date hereof.

	r. Except for defaults caused by Seller's failure to give timely notice of the transaction contemplated by the Agreement, on execution hereof and as of Closing, the Center is in substantial compliance with all material licensing requirements of all applicable governmental regulations, and Seller is unaware of any licensing regulation or requirement from which the Center has been exempted, which regulation or requirement could be imposed as a condition of licensing any Center to Buyer.

	s. Seller is not aware of any change in the configuration of the Building that will be required upon the change in ownership of the Business and the relicensing of the Business in Buyer's name.

	t. To Seller's Knowledge, neither the Business nor the Building is in violation of or delinquent in respect to, any law or regulation of any governmental body or agency to which Seller reports, and Seller has not heretofore received notice of any such violations which violation has not been corrected.

	u. Seller is unaware

	(1) That any hazardous material (hereinafter defined) is present at the Center;

	(2) Of any discharge, spillage, uncontrolled loss, seepage or filtration of any hazardous material at, upon or under the Center;

	(3) Seller has not been, is not now, nor will be prior to the Closing engaged in the generation, treatment, storage or disposal of hazardous materials;

	(4) To Seller's Knowledge, the Center does not now contain, and during the period of Seller's occupancy has not contained, any underground or above ground tanks for the storage of fuel oil, gasoline and/or any other petroleum products or by -products or hazardous materials;

	(5) To Seller's Knowledge, Seller is in compliance with all federal, state and local environmental laws now in effect relating to hazardous materials and applicable to the Center;

	(6) Seller has not received any notice of writs, injunctions, decrees, orders or judgments outstanding, or suits, claims, actions, proceedings or investigations instituted or threatened under any environmental laws applicable to the Center; and

	(7) As used herein, the term "hazardous material" shall mean all materials designated as hazardous in the following statutes: (a) "hazardous substances" as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601; (b) "hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6903(5), as amended; (c) if not included in (a) or (b), hazardous waste as defined in 40 CFR 260.10, specifically including Appendix VII and VIII of Subpart D of 40 CFR 261; and (d) source, special nuclear or by-product material as defined by the Atomic Energy Act of 954, as amended (42 U.S.C. 3011, et seq., as amended).

	w. Upon execution, the Lease is or will be a valid and binding obligation of the parties thereto.

		6. Buyer's Warranties and Representations. Buyer represents and warrants and agrees with Seller as follows:

	a. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power to conduct its business and perform the transactions contemplated hereby. Buyer is duly qualified to do business in the Commonwealth of Pennsylvania.

	b. Upon execution, this Agreement and all other agreements, documents and instruments referenced herein and executed in connection herewith are and will be the valid and binding obligations of Buyer, enforceable in accordance with their terms and the execution, delivery and performance of this Agreement, and such other agreements, documents and instruments and the transactions contemplated hereunder, have been duly and validly authorized by the Buyer's Board of Directors.

	c. The execution and delivery of this Agreement and all other agreements, documents and instruments executed pursuant hereto, and the performance of the transactions contemplated hereby (i) do not and will not constitute a violation of, and are not and will not be a default under or conflict with the terms of the Articles of Incorporation or By-Laws of Buyer, or any contract, lease, indenture, agreement, order, judgment or decree to which Buyer is a party or by which it is bound, and (ii) do not, and will not, to the best of Buyer's Knowledge, violate or constitute a default under any statute, rule, regulation, order or ordinance of any governmental, judicial or arbitral body.


	d. No representations or warranties by Buyer in this Agreement, nor any written statement or certificate furnished, or to be furnished by Buyer pursuant to this Agreement, or in connection with the actions contemplated hereby, contain or shall contain any untrue statement of material fact or omit or shall omit to state a material fact necessary to make the statements contained therein not misleading.

	e. As set forth more specifically in Section 4 hereof with regards to the Assumed Liabilities, Buyer agrees to assume and perform all obligations of Seller relating to deposits and prepaid tuition.

	f. This Agreement and all other agreements, documents and instruments executed pursuant hereto are and will be the valid and binding obligations of Buyer, enforceable in accordance with their terms and the execution, delivery and performance of this Agreement, and such other agreements, documents and instruments and the transactions contemplated hereunder, have been duly and validly authorized by the Buyer's Board of Directors.

	g. Buyer has delivered to Seller copies of the annual report for Children's Discovery Centers of America, Inc. for the year ended December 31, 1994, and its reports for the first quarter of 1995.

	h. No representation or warranty made in this Agreement or in any statement or certificate furnished or to be furnished to Seller pursuant hereto knowingly contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading, and there is no material fact which adversely affects, insofar as Buyer can now foresee, the business, prospects, condition, financial or otherwise, of Buyer or Seller or any of their property or assets, which has not been set forth herein, in any Exhibit hereto or in any certificate or statement furnished by Buyer to Seller pursuant hereto.

	i. There is, as of the date hereof, no suit, action or legal, administrative, arbitration or other proceeding of any nature pending or, to the Knowledge of Buyer, threatened against Buyer or its property, which affects in any way Buyer, or which might materially or adversely affect the legality or validity of this Agreement, the transactions contemplated hereby, or the continued operations and earnings of the business presently conducted by Buyer.

	j. Buyer has filed with the appropriate governmental agencies all tax returns required to be filed by it, and has paid, or made provision for the payment of, all taxes which have or may become due pursuant to said returns or pursuant to any assessment received by Buyer.

	k. Consummation of the transaction contemplated hereby shall be deemed a waiver of any unsatisfied condition.

		7.  Covenants.	  Seller warrants, covenants and
agrees with Buyer that, except as otherwise contemplated by this Agreement or otherwise consented to by Buyer in writing, from th e date hereof until Closing, Seller will take or cause to be taken all necessary or appropriate action, to the extent practicable, to ensure the following:

	a. The Business will continue to be operated and conducted substantially in the same manner in which this Business has heretofore been conducted and no transactions shall be entered into by or on behalf of this Business other than those that would be entered into in the usual and ordinary course of its business.

	b. Seller shall, consistent with prior practices, preserve the business organization of the Business intact, retain the services of its present employees, preserve the goodwill of its suppliers, customers and others having business relations with the Business.

	c. The Personal Property and Equipment will be maintained in good operating condition and repair, ordinary wear and tear excepted.

	d. Seller shall not take any action inconsistent with the satisfaction of the conditions, terms and provisions of this
Agreement or the consummation of the transactions contemplated hereby.

	e. Seller shall not take any action which would have the effect of making any of Seller's warranties or representations untrue, false or misleading.

	f. Seller shall supply Buyer operating profit and loss statements for the Business for each month of 1995 through April,
 1995.

	g. Seller shall maintain its level of Supplies at its normal and customary levels through Closing.

	h. Seller shall permit Buyer, its agents and accountants to review all books, records, files and all other records pertaining to the Business and similar records of all other related businesses or operations with which the Business is combined for reporting purposes.

	7.A. Adjustment to Consideration. The following adjustments shall be made at Closing to the cash portion of the Consideration set forth in Section 3 of this Agreement:

	a. The consideration shall be reduced by $5,000, representing the liability for accrued vacation time and personal time set forth on Exhibit "H" hereto, which liability is expressly assumed by Buyer pursuant to Section 4 hereof.

	b. The Consideration shall be reduced by the amount of the Prepaid Tuition set forth on Exhibit "D" hereto. Buyer shall expressly assume liability for the Prepaid Tuition pursuant to
Section 4 hereof.

	c. The Consideration shall be increased by $10,000, representing the security deposit held by the Landlord under the
 Lease Agreement set forth as number 1 on Exhibit "F" hereto, which Lease Agreement shall be assigned to Buyer pursuant to
Section 2 hereof.

		8. Conditions Precedent to Buyer's Obligation to Close. All obligations of Buyer under this Agreement and all other agreements, documents, and instruments executed pursuant hereto are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any and all of which may be waived in writing by Buyer in its sole discretion):

	a. Seller's Representations and Warranties. The representations and warranties of Seller herein contained shall be true and correct in every material respect on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date and Buyer shall have received a certificate of Seller, executed on behalf of Seller and dated the Closing Date, certifying as to the correctness of Seller's representations and warranties.

		b. Seller's Covenants. Seller shall have performed all obligations and agreements and complied with all covenants contained in this Agreement in every material respect required to be performed and complied with by it on or prior to the Closing Date.

		c. Delivery of Documents. Seller shall have delivered to Buyer on or prior to the Closing Date all the documents set forth in this Agreement, including:

(1) 	Bills-of-sale, assignments, other documents of title, and
similar documents required to transfer unencumbered title of the Assets to Buyer;

 (2)	Certified copy of Seller's Boards of Directors and
Shareholders' actions approving the transactions contemplated hereby; and

(3) 	 Certificates of good standing for Seller issued by the
Commonwealth of Pennsylvania;

d.  (Intentionally omitted)

	e. No Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been threatened against Seller (i) seeking to restrain, prevent or modify the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or
(ii) which, if resolved

 adversely to Seller, would materially and adversely affect the Assets, the financial condition, Business, properties, or prospects of the Business.

	f. Form of Documents. All documents required under this Agreement to be executed by Seller shall be in form and substance reasonably acceptable to counsel for Buyer.

	g.  Buyer shall have received and entered into the Lease.

	h. No material adverse change shall have occurred in the Business, financial position, results of operations, operations or prospects of Seller or the Business since the date of this Agreement.

	i. Seller shall have executed such other and further documents, instruments and certificates not inconsistent with the provisions of this Agreement as Buyer shall reasonably require to carry out and effectuate the purposes and terms of this Agreement.

	j. Buyer shall have received executed UCC-3's in recordable form releasing all existing liens in the Assets.

	k. At least five (5) days prior to Closing, Buyer shall have received the Financial Statements.

	l. Buyer shall not have received notice from any appropriate licensing authority indicating that Buyer's applications for any licenses and permits necessary for operation of the Business will be denied.

	m. The Purchase Agreement of even date by and between Buyer and Day Care of Chester County, Inc. ("DCCC"), and Buyer and Barry L. Herr relating to the purchase of Downingtown, Malvern, Exton, and West Chester preschools owned by DCCC and personal property, respectively, shall close simultaneously herewith.

	n.  Buyer's independent certified accountants, Arthur
Andersen L.L.P., shall have confirmed to Buyer that they have inspected Seller's books and records and will be able to deliver to Buyer within sixty (60) days of the Closing any audits contemplated by Section 12(c) hereof.

		9. Conditions Precedent to Seller's Obligations to Close. All obligations of Seller under this Agreement and all other agreements, documents, and instruments executed pursuant hereto are subject to the fulfillment on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Seller in its sole discretion):

	a. Buyer's Representations and Warranties. The representations and warranties of Buyer herein contained shall be true and correct on and as of the Closing Date, in every material respect, with the same force and effect as though the same had been made on and as of the Closing Date, and Seller shall have received a certificate of Buyer, executed on behalf of Buyer and dated the Closing Date, certifying as to the correctness of Buyer's representations and warranties.

	b. Buyer's Covenants. Buyer shall have performed all obligations and agreements and complied with all covenants contained in this Agreement, in every material respect, required to be performed or complied with by it on or prior to the Closing
Date.

	c. No Litigation. No action, suit or proceeding by any third party before any court or any governmental or regulatory authority, shall have been commenced or threatened against Buyer
(i) seeking to restrain, prevent or modify the transaction contemplated hereby or questioning the validity or legality of any of such transactions, or (ii) which, if resolved adversely to Buyer, would materially and adversely affect the financial condition, business, properties, assets or prospects of Buyer.

	d. Buyer shall deliver to Seller on or prior to the Closing Date all the documents set forth in this Agreement, including: (i) certified copy of Buyer's Board of Directors' actions approving the transactions contemplated hereby; and (ii) the Lease.

	e. Form of Documents. All documents required under this Agreement to be executed by Buyer shall be in form and substance reasonably acceptable to counsel for Seller.

	f. Buyer shall have executed such other and further documents, instruments and certificates not inconsistent with the provisions of this Agreement as Seller shall reasonably require to carry out and effectuate the purposes and terms of this Agreement.

	g. There shall have been no material adverse change in Buyer's business as represented by Buyer's financial statements for the period from the date of Buyer's last financial statement to Closing.

		10. Closing. The closing of the purchase and sale contemplated by this Agreement (the "Closing") shall take place at the offices of Siana & Shields, P.C., counsel for Seller, at 10:00 a.m. on May 31, 1995, or at such other place and time as may be fixed by written agreement of the parties (the "Closing Date").

		11. Risk of Loss, Casualty or Destruction. If the Center, its building, fixtures, equipment or supplies shall be damaged or destroyed prior to the Closing, Seller promptly shall repair, replace and restore the same to the condition thereof existing immediately prior to such damage or destruction. In the event that such repair, replacement and restoration has not been undertaken or completed prior to the Closing, then at the Closing, Seller shall remit to Buyer an amount sufficient to fully repair, replace and restore the same or complete the repair, replacement and restoration thereof after the Closing. If, however, the Building or Center shall be damaged or destroyed to such an extent that (i) the tenant under the Lease would have the right to terminate the Lease, (ii) it shall be impossible or impractical in Buyer's reasonable business judgment under the applicable building, zoning and other codes, laws and regulations then prevailing, to repair, replace and restore such buildings substantially to their condition immediately prior to such damage or destruction, and
(iii) Buyer has not elected to receive from Seller an amount sufficient to cause repair, replacement or restoration as hereinabove provided, then Buyer may elect, in its sole discretion, to terminate this Agreement by delivery to Seller of a written notice to such effect.

		12. Post Closing Covenants. The parties covenant and agree to take the following actions simultaneously with or immediately following the Closing:

	a. Seller shall be responsible for all utilities, supplier and other bills, and payroll expenses rendered and delivered up to and including the Closing Date, other than the Assumed Liabilities, and shall pay same within thirty (30) days of the Closing.

	b. Seller shall make available to Buyer all books, records and files, financial and otherwise, pertaining to the Business for the last three (3) complete years, including, but not limited to, customer lists, credit, collection and sales records, personnel records of persons employed by Seller who become employees of Buyer, pricing policies including discounts and rebates, and such other records reasonably necessary in order to enable Buyer to conduct the Business as Seller has in the past in order that Buyer can make copies thereof. Buyer shall pay all costs associated with copying information to be supplied by Seller to Buyer subsequent to Closing.

	c.  Seller acknowledges that Buyer is a publicly-held
company, subject to the reporting provisions of Section 13 of the Securities Exchange Act of 1934, as amended (the "Act"), and that
 Buyer may be required by the Act and the rules and regulations of the Securities and Exchange Commission  to include audited
 financial statements including balance sheets and income
statements of the Business for the Seller's three (3) prior fiscal
years in reports filed by Buyer.   If required by Buyer, Seller shall
use its best efforts, at Buyer's request, both before and after Closing, to assist Buyer in obtaining and preparing audited financial statements for three (3) years, such efforts to include, but not be limited to, cooperating by signing customary representation letters required by Buyer's independent auditors, as well as making all records, accounts and files, financial or otherwise, available pertaining to the Business. If the records and other information pertaining to the Business are included with or reported together or in combination with any other business or businesses, Seller shall make all such records available so as to permit Buyer or its accountants to make appropriate allocations and perform all such calculations necessary to complete its audit. Notwithstanding anything to the contrary contained herein, Buyer shall pay for all costs and expenses, including Seller's attorneys fees incurred pursuant to this Section 12(c).

	d.  Buyer agrees to transfer or remit to Seller, within five (5) days after receipt thereof, any payments received by Buyer on
account of accounts receivable of the Business attributable to periods prior to the effective date of the Sale of Assets
contemplated hereby.  Buyer's sole obligation with respect to this
 Section 12(d) shall be to transfer or remit the aforedescribed payments and in no event shall Buyer be responsible for cashing any checks or initiating any collection actions for overdue accounts receivable.  Buyer's obligation to transfer or remit the
aforedescribed payments shall be deemed fulfilled when such
payments are deposited in the United States mail.  It is understood that accounts receivable will include all bills rendered by Seller to customers for services performed by Seller, to and including the close of business on May 31, 1995.

		13.  Survival of Representations.   All of the
 representations and warranties of the Seller contained in Section 5 above shall survive the Closing hereunder and continue in full force and effect for one year thereafter. All of the representations and warranties of Buyer and Buyer's guarantor contained in
Section 6 above, and the covenants contained in Section 12 above, shall survive the Closing hereunder and continue in full force and effect subject to any applicable statutes of limitations.

		14.  Indemnification by Seller.

			a. Indemnification Generally. For a period of one (1) year following the Closing hereunder, Seller agrees to indemnify, defend, and hold harmless Buyer against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys fees, that Buyer shall incur or suffer, that arise, result from or relate to any Event of Default. Seller's liability under this Section shall not, however, exceed the Consideration. For the purposes of this
Section 14, the term "Event of Default" shall mean the breach by Seller or any of its surviving representations, warranties, covenants, or agreements set forth in this Agreement which remains uncured for thirty (30) days; provided, however, that if the breach is of a nature such that it cannot reasonably be cured within such thirty (30) day period, then the breach shall constitute an Event of Default only if Seller has not commenced in good faith to cure such breach within such thirty (30) day period.

		b.  Third Party Claims.   Buyer shall promptly
notify Seller of the existence of any claim, demand, or other matter to which Seller's indemnification obligations would apply, and shall give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided that Buyer shall at all times also have the right to fully participate in the defense at its own expense. If Seller shall, within a reasonable time after this notice, fail to defend, Buyer shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of Seller. If the claim is one that cannot by its nature be defended solely by Seller (including, without limitation, any federal or state tax proceeding), then Buyer shall make available all information and assistance that Seller may reasonably request.

		15. Indemnification by Buyer. For so long as the applicable statute of limitation period, Buyer and its guarantor agree to indemnify and hold harmless Seller against, and in respect of, any and all claims, losses, expenses, costs, obligations, and liabilities is may incur by reason of Buyer's breach of or failure to perform any of its warranties, guaranties, commitments, or covenants in this Agreement, or by reason of any act or omission of Buyer, or any of its successors or assigns, after the Closing
Date, that constitutes a breach or default under, or a failure to perform, any obligation, duty, or liability of Seller under any loan agreement, lease, contract, order, or other agreement to which it is a party or by which it is bound at the Closing Date, but only to the extent to which Buyer expressly assumes these obligations, duties and liabilities under this Agreement. Seller shall promptly notify Buyer of the existence of any claim, demand, or other matter to which Buyer's indemnification obligations would apply, and shall give Buyer a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided that Seller shall at all times also have the right to fully participate in the defense at its own expense. If Buyer shall, within a reasonable time after this notice, fail to defend, Seller shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of Buyer.
If the claim is one that cannot by its nature be defended solely by Buyer (including, without limitation, any federal or state tax proceeding), then Seller shall make available all information and assistance that Buyer may reasonably request.

		16. Taxes. Sales or use taxes incurred pursuant to the purchase by Buyer of the Assets shall be paid by Seller. All other taxes, including but not limited to excise and other types of transaction taxes, documentary stamps, transfer taxes and/or assessments on the transaction of whatever nature, if any, shall be paid at Closing by Seller. Moreover, any taxes, assessments, or other charges of any kind, arising from, measured by, or attributable to any operations, events or conditions prior to Closing, including but not limited to any gross receipts, income, payroll or other forms of taxation of any kind shall be paid by Seller. Any taxes, assessments or other charges of any kind arising from, measured by, or attributable to any operations, events or condition after Closing, including but not limited to any gross receipts, income, payroll or other forms of taxation of any kind, shall be paid by Buyer.

		17. Attorney Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. Otherwise, each party hereto shall bear its own legal fees. Except as otherwise set forth herein, each of the parties shall bear its own expenses and costs incurred in connection with the performance of this Agreement.

		18.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the domestic laws of, and enforced in the Commonwealth of Pennsylvania, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania. The parties submit to the exclusive jurisdiction of the Court of Common Pleas of Chester County, Pennsylvania and the United States District Court for the Eastern District of Pennsylvania.

		19. Covenant Not To Compete. As an integral part of the consideration for and inducement to Buyer to enter into and consummate this Agreement, neither Seller nor Shareholder for five (5) years from the Closing Date shall, directly or indirectly, as partner, owner, officer, director or stockholder of any other person, firm, partnership or corporation, engage in, or aid or assist anyone else to engage in, the establishment and operation of a child care facility or other based child care facility or competitively solicit any "customers" or "students" of Buyer, or aid or assist anyone else to engage in any business in competition therewith in any location within twenty (20) miles of the Center or in the county where the Center is presently operated, so long as Buyer, or its parent, affiliates, subsidiaries or successors or assigns, carries on a like business at said location. If, however, Buyer ceases to operate the premises where the Center is currently located as a child care center then the covenant shall not be further effective.

		If this covenant or any particular portion thereof be extent any provision hereof is deemed unenforceable by virtue of its scope in terms of area or length of time, but may be made enforceable by limitations thereon, the parties agree that the same shall, nevertheless, be enforceable to the full extent permissible under the laws and public policies applying in such jurisdiction where enforcement is sought, or failing that, then the unenforceable covenant shall be eliminated from these provisions for the purpose of any enforcement proceeding to the extent necessary to permit the remaining covenants to be enforced.

		Seller and Shareholder expressly acknowledge that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this covenant, and that Buyer, in addition to all other remedies under this Agreement, shall be entitled as a matter of right to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction.

		20.  Licenses and Permits.

		a. Seller agrees to transfer to Buyer the Licenses and Permits to the extent that such Licenses and Permits are transferable. In addition, Seller shall cooperate with Buyer and shall take such measures as are reasonably necessary in order to enable Buyer to receive all appropriate Licenses and Permits; and agrees to execute all documents reasonably necessary in order to enable Buyer to receive such Licenses or Permits; provided, however, that Buyer shall pay all fees, costs and expenses, including reasonable attorneys' fees, incurred by Seller in connection with the performance of Seller's obligations under this Section.

		b. Buyer acknowledges and agrees that certain of the Licenses and Permits require notice which may make it impossible for Buyer to acquire such License or Permit prior to the Closing Date, and Buyer nevertheless desires to close the transaction contemplated hereby on the Closing Date. In order to induce Seller to do the same, Buyer agrees that notwithstanding any representation or agreement to the contrary in this Agreement:

		(1)	The transfer of such Licenses and Permits to
Buyer is not a condition precedent to Buyer's obligations under this Agreement.

			(2)  Buyer is not relying on the continued
validity of such Licenses and Permits.

			(3) Provided that Seller is not in default of its obligations under Section 20(a) above, Seller shall not be responsible in any manner whatsoever for Buyer's failure to obtain the permits, and the Closing shall not be prevented or delayed by Buyer's failure to obtain any of the Licenses and Permits.

		21.  The Recitals and Exhibits hereto are
incorporated herein by this reference.

		22. Expenses. Except as otherwise expressly provided herein, Buyer shall be responsible for all fees and expenses in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder.

		23. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

		24. Notice. All necessary notices, payments, demands and requests shall be in writing and shall be deemed duly given if mailed by certified mail, postage prepaid, return receipt requested, or by recognized overnight express delivery carrier that provides a receipt, and addressed as follows:

	IF TO SELLER: 			Little Explorers of Montgomery, Inc.
						342 Central Avenue
						Malvern, Pennsylvania



	With a copy to:			Steve Siana
						Siana & Shields
						One East Uwchlan Avenue, Suite 301
						Exton, PA  19341

	IF TO BUYER:			Magic Years Child Care and Learning Centers, Inc.

						851 Irwin St., Suite 200
						San Rafael, California 94901



					Attn: Frank A. Devine, Esq.
					     and
					Richard. A. Niglio, President



Either party may change its address for notice by giving notice of change of address in the manner set forth above.

		25. Headings. The headings of the Sections of this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

		26. Tax Reporting. The parties hereto agree and acknowledge that the determination of the price for each of the Assets and the covenant not to compete is the result of arms-length negotiations between the parties, and the parties agree and warrant and represent to each other, that their respective tax returns and those of any parent, subsidiary or affiliated entity shall report the transactions contemplated by this Agreement in accordance with the characterization and allocated prices of the various Assets and the covenant not to compete set forth in this Agreement.

		27. Entire Agreement. This Agreement, together with the other agreements referred to herein and the Exhibits hereto, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges with and supersedes all prior discussions, agreements and understandings with respect hereto.

		28. Further Assurances. Each party hereto agrees that it will, without further consideration, cooperate with the other during the performance of Buyer's diligence including supplying additional financial information, execute and deliver such other documents, and take such other action as may reasonably be requested in order to consummate the transactions contemplated hereby and confirm and assure to Buyer title to all the Assets. The provisions of this Section 28 shall survive the Closing.

		29. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

		30.  Proration Year.   Except as otherwise provided
 in this Agreement, any items of income or expense to be allocated or prorated between Buyer and Seller pursuant to this Agreement shall be computed on the basis of a 365 day year and the actual number of days elapsed for any portion thereof.

		31.  Severability.  If any provision of this
 Agreement is declared invalid in a court proceeding between the parties, such invalidity shall not invalidate this Agreement, and this Agreement shall be construed as if the invalid part were not contained herein, and the rights and obligations of the parties shall be construed as if the invalid part were not contained herein, and the rights and obligations of the parties shall be construed and enforced accordingly.

		32. Confidentiality. The parties agree to keep all information and documentation exchanged in the course of this transaction in confidence from third parties. Should this transaction not close, each party agrees to return all documents and copies thereof, and other information to the party which supplied the same. Seller shall not issue a press release related to this transaction until Buyer has issued its press release.

		33. Brokers. Each party represents that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

		34. Assignment. Neither party may assign this Agreement without the prior written consent of the other parties, except that Buyer may assign this Agreement to any subsidiary it owns or controls provided the Buyer executes and delivers Buyer's guaranty in a form reasonably acceptable to Seller's counsel.



		IN WITNESS WHEREOF, the parties have
executed this Agreement under seal as of the day and year first above written.



WITNESS:					                    SELLER:

                           						LITTLE
                                 EXPLORERS OF MONTGOMERY, INC.
                           						a Pennsylvania corporation


_________________________		     By:_______________________________
                       						Title:______________________________







                        						__________________________________
                         								Barry L. Herr



By his execution hereof, Barry L. Herr agrees to be personally bound as to Section 19 only.







WITNESS:			              		BUYER:



                        						MAGIC YEARS
                              CHILD CARE AND LEARNING
                    						    CENTERS, INC., a
                              Pennsylvania corporation


________________________		    By:________________________________
                     						Title:______________________________








LIST OF EXHIBITS


Exhibit  A	Personal Property and Equipment


Exhibit  B	Tradenames

Exhibit  C	Supplies

Exhibit  D	List of prepaid tuition, deposits and registration fees

Exhibit  E	Disclosure Schedule

Exhibit  F	Assumed Liabilities

Exhibit  G	Seller's tax returns and Financial Statements

Exhibit  H	Employees, job titles and salaries

Exhibit  I	Children, ages and tuition rates

Exhibit  J	Seller's insurance policies

Exhibit  K	Licenses and Permits

Exhibit  L	Form of Lease

(DCCC)



PURCHASE AGREEMENT



		This Purchase Agreement (the "Agreement") is made and entered into the 31st day of Marcch, 1995 by and among Magic Years Child Care and Learning Centers, Inc., a
Pennsylvania corporation or its designee with offices at 851 Irwin Street, Suite 200, San Rafael, California 94901 referred to as Pennsylvania 19355, referred to as "Seller", and Barry L. Herr, an individual with an address of 934 Retonda Parkway, Cape Coral, Florida, 33904, referred to as "Shareholder";

		WHEREAS, Seller is engaged in the business of operating child care centers;

		WHEREAS, Seller desires to sell to Buyer and Buyer desires to buy from Seller, certain of Seller's equipment, tangible personal property, and other assets related to Seller's child care business at Seller's center known as Little Explorer Child Care
 Center, 375 Commerce Drive, Fort Washington, Pennsylvania;

		NOW, THEREFORE, for good and valuable
consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, subject to the terms and conditions hereof, and intending to be legally bound hereby, the parties agree as follows:

		1. Definitions. In addition to the terms defined elsewhere in this Agreement:

		"Act" shall have the meaning set forth in Section
12(c).

		"Agreement" shall mean this entire Purchase
Agreement, including the exhibits and leases attached hereto, or referred to herein, as it may be amended from time to time in writing by mutual agreement of Seller and Buyer.

		"Assets" shall mean the Personal Property and Equipment, Intellectual Property, Contracts, Supplies, and
Licenses and Permits, as such terms are defined herein. Assets shall not include cash or accounts receivables.

		"Assumed Liabilities" shall mean the liabilities set forth on Exhibit "F" attached hereto and described more specifically in Section 4 hereof.

		"Building" shall mean the buildings, structures and improvements, now or hereafter located on land utilized by the Business.

		"Business" means the child care centers operated by Seller, at (1) 340 Central Avenue, Malvern; (2) 1154 West Chester
Pike, West Chester; (3) 101 Gordon Drive, Exton; and (4) 799 E.
Lincoln Highway, Downingtown.

		"Centers"  shall mean (1) 340 Central Avenue,
Malvern; (2) 1154 West Chester Pike, West Chester; (3) 101
Gordon Drive, Exton; and (4) 799 E. Lincoln Highway,
Downingtown.

		"Closing" shall have the meaning set forth in
 Section 10 hereof.

		"Closing Date" shall have the meaning set forth in
Section 10 hereof.

		"Consideration" shall have the meaning set forth in
 Section 3 hereof.

		"Contracts" shall mean the contracts and agreements, and equipment rental agreements, warranties and/or service contracts relating to the Center, as more particularly described on Exhibit "F" attached hereto.

		"Disclosure Schedule" shall mean the schedule set forth on Exhibit "E" hereto.

		"ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended.

		"Event of Default" shall have the meaning set forth in Section 14.

		"Financial Statements" shall have the meaning set forth in Section 5(c).

		"Guaranty" shall mean the guaranty of Children's
Discovery Centers of America, Inc. in the form attached hereto as Exhibit O, as described more particularly in Section 10.

		"Intellectual Property" shall mean the trademarks, tradenames, trademark applications, registration and renewals, logos and corporate names (together with any derivations, modifications or adaptations thereof, and all goodwill associated therewith), patents (and applications), copyrights (and applications and registrations), and all customer lists, advertising, promotional materials and similar proprietary information related to the Business, all of which are set forth on Exhibit "B" hereto.

		"Knowledge" means actual knowledge after reasonable investigation.

		"Lease" shall mean a lease from the owner or owners of a fee simple interest in the land and Building, or a sublease from the lessee of such property, pursuant to which lease or sublease Buyer shall have the right to use and occupy the Center, including all amendments and modifications thereto, which lease or sublease is more particularly described in Exhibit
"L" hereto.

		"Licenses and Permits" shall mean the licenses and permits currently held by Seller for the Center, including, without limitation, license for food preparation, food stamps or other welfare or social service programs, and other licenses, health, fire marshal approval, business, sign and other permits, including those issued by the Commonwealth of Pennsylvania and the county in which the center is located affecting the occupancy of the land and premises for the purpose of conducting the Business, all of which licenses and permits are set forth in Exhibit "K" attached hereto.

		"Note" shall have the meaning set forth in Section
3.

		"Personal Property and Equipment" shall mean all furniture, equipment and other personal property which is set forth on Exhibit "A" hereto. Personal property and equipment shall include any personal property acquired prior to the Closing Date by Seller and used in or in connection with the operation of the Center or the Building but shall not include such personal property so affixed to the underlying real property so to be considered a fixture.

		"Prepaid Tuition" shall have the meaning set forth in Section 2(b).

		"Security Agreement" shall have the meaning set forth in Section 10.

		"Shareholder" shall mean Barry L. Herr, sole shareholder of Seller.

		"Supplies" shall mean the inventory of supplies (e.g., paper, art supplies, crayons, books, educational materials, writing materials, food service supplies, cleaning supplies) and like kind or consumable materials utilized in the normal and ordinary operation of the Center, whether on hand, stocked, shelved or stored at or upon the Center, all of which are set forth on Exhibit "C" hereto.

		2. Sale of Assets. Effective June 1, 1995, Buyer shall purchase and acquire from Seller, and Seller shall sell, transfer, assign and convey to Buyer, free and clear of all liens, claims and encumbrances of every kind, except those specifically permitted by this Agreement, the following:

	a.  All of the Assets.

	b. All right, title and interest in and to any existing outstanding prepaid tuition, deposits, and registration fees (the "Prepaid Tuition") collected by Seller in connection with the Business and relating to a period following Closing, as described in Exhibit "D" attached hereto and made a part hereof.

c.  The covenant not to compete as described in Section 19 hereof.

		3.  Purchase Price.

		a.	Seller.  The purchase price for the Assets,
the Prepaid Tuition, and the covenant not to compete is Two
Million Four Hundred Ninety Thousand Dollars ($2,490,000) (the
"Consideration").

		Pursuant to Section 26 hereof, the Consideration shall be allocated and reported as follows:

			$     46,000	          in consideration of the Assets
                        (exclusive of the Intellectual
                    					Property), and Prepaid
                         Tuition;

			$   507,500	          in consideration of Seller's
                         covenant not to compete;

		$1,936,500	            in consideration of the
                         Intellectual Property.

			$2,490,000	           Total consideration paid to
                         Seller.


		The Consideration shall be payable to Seller as follows:



			(1)  	$261,000 upon execution of this Agreement, payable in
				immediately available U.S. Dollars;


			(2)	$1,129,000 upon Closing, payable in immediately available
				U.S. Dollars;

			(3)	Delivery of Buyer's note in the form of Exhibit "M" attached
				hereto (the "Note") in the principal amount of One Million One
				Hundred Thousand Dollars ($1,100,000), bearing nine percent
				(9%) interest per year, payable in monthly installments of
				Thirteen Thousand Nine Hundred thirty Four Dollars and
				Thirty-four Center ($13,934.34).


		Any adjustments required or permitted to be made to the Consideration pursuant to the terms and conditions of this Agreement shall be made by adjusting the cash portion of the Consideration sets forth in subsection (2) above.

		(b)	Shareholder:  The purchase price for
Shareholder's covenant not to compete is One Hundred Twenty
Thousand Dollars ($120,000), payable to Shareholder upon
Closing in immediately available U.S. Dollars.

		4. Buyer's Assumption of Liabilities. Buyer shall assume those liabilities and obligations of Seller listed on Exhibit "F" hereto (the "Assumed Liabilities"). Buyer and Seller agree that Buyer does not assume or have any responsibilities for any existing liability, obligation or commitment of any nature, except for the Assumed Liabilities described in Exhibit "F" hereto relating to the Business.

		5.  Representations and Warranties of Seller.
 Except as otherwise disclosed in the Disclosure Schedule, Seller represents and warrants to and agrees with Buyer as follows:

	a. Seller is, as of the date hereof and will be on the Closing Date, a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.
Seller is authorized to carry on its business as presently conducted, and Seller may lawfully perform this Agreement

	b. Upon execution, this Agreement and all other agreements, documents and instruments referenced herein and executed in connection herewith are and will be the valid and binding obligations of Seller, enforceable in accordance with their terms and the execution, delivery and performance of this Agreement, and such other agreements, documents and instruments and the transactions contemplated hereunder, have been duly and validly authorized by the Shareholder and Seller's Board of Directors.

	c. Seller has delivered to Buyer copies of its profit and loss statements and balance sheets for the Center for 1992, 1993 and 1994, along with its 1992, 1993 and 1994 federal income tax returns for years ending December 31, 1992, 1993 and 1994, copies of which are attached hereto as Exhibit "G," all of which fairly present the financial condition and results of operation of the Seller as of such dates (the "Financial Statements"), and have been prepared and completed in accordance with generally accepted accounting principles.

	d. Seller, as of execution hereof, has no liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, for any period prior to December 31, 1994 or arising out of transactions entered into or any state of facts existing prior thereto, except as disclosed in the Financial Statements or in writing to Buyer, including, without limitation, tax liabilities due or to become due, and whether incurred in respect of or measured by Seller's income. Seller does not have Knowledge of any basis for the assertion against Seller as of the date hereof or at Closing of any liability of any nature which is material in amount and which has not been disclosed to Buyer in writing.

	e. Since December 31, 1994 there has not been any damage, destruction or loss materially adversely affecting Seller's property or Business, nor, to Seller's Knowledge, any event or condition of any character materially and adversely affecting the Business, nor any change in Seller's financial condition, assets, liabilities, or business which has been materially adverse; and since December 31, 1994 the Business has been operated in the ordinary and normal course and there has been no material change in the operation of the Business. Without limiting the generality of the foregoing, except as set forth in the Financial Statements or the Exhibits of this Agreement, since December 31, 1994, Seller has not:

	(1) 	Incurred any obligations or liabilities whether
absolute, accrued, contingent or otherwise and whether due or to become due), except in the ordinary course of business and consistent with past practice, nor without limiting the generality of the foregoing, guaranteed, endorsed or assumed responsibility for the debts or obligations of any person or entity.

	(2)	Except in the ordinary course of business and
consistent with its past practice, sold, leased or otherwise disposed of any of its property or assets, personal or mixed, tangible or intangible, or permitted, caused, or allowed any of such properties or assets to be mortgaged, pledged or subjected to any lien or encumbrance.

	(3)	Disposed of, or permitted to lapse, any trademark or
copyright or any trademark or copyright application or license set forth on Exhibit "B", or disposed of or disclosed to any person any trade secret, license, permit, design, or formula.

	(4)	Other than in the normal course of business and
consistent with past practices, granted any general increase in the compensation of employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or any increase in any compensation payable or to become payable to any officer or employee, and no such increase (whether general or otherwise) is or has been required and agreed, whether in writing or otherwise, to take any action described in this subparagraph (e).

	f. As of the Closing Date, Seller owns the Assets, free and clear of all liens, encumbrances, and agreements of every kind, nature and description.

	g. The Personal Property and Equipment are in good operating order, repair and condition, subject to reasonable wear and tear, and conform in all respects to all applicable Federal, state and local laws, ordinances and regulations.

	h. Exhibit "B" hereto contains an accurate and complete list and description of all trademarks, trade names, assumed names and copyrights and all applications therefor, which are owned by the Business. To Seller's Knowledge, no trademarks, trade names, assumed names, copyrights, designs or designations used in its business, infringes on any patents, trademarks, or copyrights, or any other rights of any person. To Seller's Knowledge, there are no claims of third parties to the use of Seller's trade names or any similar names, and there is no basis for any such claim or claims.

	i. Except common grievances in the normal course of business and other ordinary employee problems, Seller has had no notice of pending labor problems of any kind at the Center, including, without limitation, disputes, controversies, grievances, disturbances, and similar problems with any employees; and, to Seller's Knowledge, there have been no attempts to organize the employees of Seller by any union or similar association or discussions with respect to any collective bargaining agreement of any type to which Seller or its representative have been a party during the preceding twenty-four (24) months.

	j. Exhibit "H", attached hereto, lists all employees currently employed by Seller and their job titles and current salaries and other compensation (including a description of all benefits paid by Seller, vacation and time off policies). Except as otherwise set forth in Exhibit "H", none of such employees is covered by a union contract and there are no retroactive increases or other accrued and unpaid sums owed to any employee. Seller does not have or make contributions to any defined benefit plan or defined contribution plan for its employees that is subject to ERISA. Exhibit "I", attached hereto, lists separately each student of Seller, the grade or preschool or day care program in which said student is enrolled, the applicable tuition rates, the hours and days of attendance. Both Exhibit "H" and "I" shall be updated immediately prior to Closing.

	k. Except as set forth on Exhibit "E" hereto, the execution and delivery of this Agreement and the performance of the transactions contemplated hereby (i) do not, and will not, constitute a violation of, and are not and will not be, a default under or conflict with the terms of the Articles of Incorporation or By-Laws of Seller, or any contract, indenture, agreement, order, judgment or decree to which Seller is a party or by which Seller is bound or to which any of the Assets are subject, and (ii) do not, and will not, violate or constitute a default under any statute, rule, regulation, order, or ordinance of any governmental, judicial or arbitral body.

	l. No representation or warranty made in this Agreement or in any statement or certificate furnished or to be furnished to
Buyer pursuant hereto knowingly contains any untrue statement of a material fact or knowingly omits to state a material fact necessary to make the statements contained therein not misleading.

	m. Seller now has insurance coverage as set forth on Exhibit "J" hereto. The insurance policies set forth on Exhibit "J" are in full force and effect and will remain in full force and effect up to the Closing.

	n. The Licenses and Permits are, on the date hereof, and will be in full force and effect on the Closing Date, without default or notice of default. Notwithstanding the foregoing, Buyer expressly acknowledges and agrees that this representation shall not apply to any default or notice of default which arises from or is caused by the failure of Seller to give timely notice of the transaction contemplated by this Agreement as may be required under such License or Permit.

	o. To the Knowledge of Seller, there is, as of the date hereof, no suit, action or legal, administrative, arbitration or other proceeding of any nature pending or threatened against Seller or its property which affects in any way Seller, or which might materially or adversely affect the legality or validity of this Agreement, the transactions contemplated hereby, or the continued operations and earnings of the Business or which might materially and adversely affect the enjoyment or use thereof by Buyer.

	p. Seller has filed with the appropriate governmental agencies all tax returns required to be filed by it, and has paid, or made provision for the payment of, all taxes which have or may become due pursuant to said returns or pursuant to any assessment received by Seller as of the Closing Date, including all federal, state, city and foreign income, profits, franchise, sales, use, occupation, property, excise, or other taxes due in connection with the Assets or the Business.

	q. Except in the ordinary course of business, Seller has not received any written or oral notice from any of Seller's customers that any such customer will not continue to purchase the services of Seller from and after the date hereof.

	r. Except for defaults caused by Seller's failure to give timely notice of the transaction contemplated by the Agreement, on execution hereof and as of Closing, the Center is in substantial compliance with all material licensing requirements of all applicable governmental regulations, and Seller is unaware of any licensing regulation or requirement from which the Center has been exempted, which regulation or requirement could be imposed as a condition of licensing any Center to Buyer.

	s. Seller is not aware of any change in the configuration of the Building that will be required upon the change in ownership of the Business and the relicensing of the Business in Buyer's name.

	t. To Seller's Knowledge, neither the Business nor the Building is in violation of or delinquent in respect to, any law or regulation of any governmental body or agency to which Seller reports, and Seller has not heretofore received notice of any such violations which violation has not been corrected.

	u. Seller is unaware::

 	(1) That any hazardous material (hereinafter defined) is present at the Center;

	(2) Of any discharge, spillage, uncontrolled loss, seepage or filtration of any hazardous material has occurred at, upon or under the Center;

	(3) Seller has not been, is not now, nor will be prior to the Closing engaged in the generation, treatment, storage or disposal of hazardous materials;

	(4) To Seller's Knowledge, the Center does not now contain, and during the period of Seller's occupancy has not contained, any underground or above ground tanks for the storage of fuel oil, gasoline and/or any other petroleum products or by-products or hazardous materials;

	(5) To Seller's Knowledge, Seller is in compliance with all federal, state and local environmental laws now in effect relating to hazardous materials and applicable to the Center;

	(6) Seller has not received any notice of writs, injunctions, decrees, orders or judgments outstanding, or suits, claims, actions, proceedings or investigations instituted or threatened under any environmental laws applicable to the Center; and

	(7) As used herein, the term "hazardous material" shall mean all materials designated as hazardous in the following statutes: (a) "hazardous substances" as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601; (b) "hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6903(5), as amended; (c) if not included in (a) or (b), hazardous waste as defined in 40 CFR 260.10, specifically including Appendix VII and VIII of Subpart D of 40 CFR 261; and (d) source, special nuclear or by-product material as defined by the Atomic Energy Act of 954, as amended (42 U.S.C. 3011, et seq., as amended).

	w. Upon execution, the Lease is or will be a valid and binding obligation of the parties thereto.

		6. Buyer's Warranties and Representations. Buyer represents and warrants and agrees with Seller as follows:

	a. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power to conduct its business and perform the transactions contemplated hereby. Buyer is duly qualified to do business in the Commonwealth of Pennsylvania.

	b. Upon execution, this Agreement and all other agreements, documents and instruments referenced herein and executed in connection herewith are and will be the valid and binding obligations of Buyer, enforceable in accordance with their terms and the execution, delivery and performance of this Agreement, and such other agreements, documents and instruments and the transactions contemplated hereunder, have been duly and validly authorized by the Buyer's Board of Directors.

	c. The execution and delivery of this Agreement and all other agreements, documents and instruments executed pursuant hereto, and the performance of the transactions contemplated hereby (i) do not and will not constitute a violation of, and are not and will not be a default under or conflict with the terms of the Articles of Incorporation or By-Laws of Buyer, or any contract, lease, indenture, agreement, order, judgment or decree to which Buyer is a party or by which it is bound, and (ii) do not, and will not, to the best of Buyer's Knowledge, violate or constitute a default under any statute, rule, regulation, order or ordinance of any governmental, judicial or arbitral body.

	d. No representations or warranties by Buyer in this Agreement, nor any written statement or certificate furnished, or to be furnished by Buyer pursuant to this Agreement, or in connection with the actions contemplated hereby, contain or shall contain any untrue statement of material fact or omit or shall omit to state a material fact necessary to make the statements contained therein not misleading.

	e. As set forth more specifically in Section 4 hereof with regards to the Assumed Liabilities, Buyer agrees to assume and perform all obligations of Seller relating to deposits and prepaid tuition.

	f. This Agreement and all other agreements, documents and instruments executed pursuant hereto are and will be the valid and binding obligations of Buyer, enforceable in accordance with their terms and the execution, delivery and performance of this Agreement, and such other agreements, documents and instruments and the transactions contemplated hereunder, have been duly and validly authorized by the Buyer's Board of Directors.

	g. Buyer has delivered to Seller copies of the annual report for Children's Discovery Centers of America, Inc. for the year ended December 31, 1994, and its reports for the first quarter of
 1995.

	h. No representation or warranty made in this Agreement or in any statement or certificate furnished or to be furnished to Seller pursuant hereto knowingly contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading, and there is no material fact which adversely affects, insofar as Buyer can now foresee, the business, prospects, condition, financial or otherwise, of Buyer or Seller or any of their property or assets, which has not been set forth herein, in any Exhibit hereto or in any certificate or statement furnished by Buyer to Seller pursuant hereto.

	i. There is, as of the date hereof, no suit, action or legal, administrative, arbitration or other proceeding of any nature pending or, to the Knowledge of Buyer, threatened against Buyer or its property, which affects in any way Buyer, or which might materially or adversely affect the legality or validity of this Agreement, the transactions contemplated hereby, or the continued operations and earnings of the business presently conducted by Buyer.

	j. Buyer has filed with the appropriate governmental agencies all tax returns required to be filed by it, and has paid, or made provision for the payment of, all taxes which have or may become due pursuant to said returns or pursuant to any assessment received by Buyer.

	k. Consummation of the transaction contemplated hereby shall be deemed a waiver of any unsatisfied condition hereof.

		7.  Covenants.	  Seller warrants, covenants and
agrees with Buyer that, except as otherwise contemplated by this Agreement or otherwise consented to by Buyer in writing, from the date hereof until Closing, Seller will take or cause to be taken all necessary or appropriate action, to the extent practicable, to ensure the following:

	a. The Business will continue to be operated and conducted substantially in the same manner in which this Business has heretofore been conducted and no transactions shall be entered into by or on behalf of this Business other than those that would be entered into in the usual and ordinary course of its business.

	b. Seller shall, consistent with prior practices, preserve the business organization of the Business intact, retain the services of its present employees, preserve the goodwill of its suppliers, customers and others having business relations with the Business.

	c. The Personal Property and Equipment will be maintained in good operating condition and repair, ordinary wear and tear excepted.

	d. Seller shall not take any action inconsistent with the satisfaction of the conditions, terms and provisions of this Agreement or the consummation of the transactions contemplated hereby.

	e. Seller shall not take any action which would have the effect of making any of Seller's warranties or representations untrue, false or misleading.

	f. Seller shall supply Buyer operating profit and loss statements for the Business for each month of 1995 through Closing.

	g. Seller shall maintain its level of Supplies at its normal and customary levels through Closing.

	h. Seller shall permit Buyer, its agents and accountants to review all books, records, files and all other records pertaining to the Business and similar records of all other related businesses or operations with which the Business is combined for reporting purposes.

		7.A. Adjustments to Consideration. The following adjustments shall be made at Closing to the cash portion of the Consideration set forth in Section 3 of this Agreement:

		a.	The Consideration shall be reduced by
$15,000, representing the liability for accrued vacation time and personal time set forth on Exhibit "H" hereto, which liability is expressly assumed by Buyer pursuant to Section 4 hereof.

		b.	The Consideration shall be reduced by the
amount of Prepaid Tuition set forth on Exhibit "D" hereto. Buyer shall expressly assume liability for the Prepaid Tuition pursuant to
Section 4 hereof.

		c.	The Consideration shall be increased by
$5,000, representing the security deposit held by the Landlord under the Lease Agreement set forth as number 1 on Exhibit "F" hereto, which Lease Agreement shall be assigned to Buyer pursuant to Section 2 hereof.

		d.	The Consideration shall be increased by
 $5,000, representing the security deposit held by the Landlord under the Lease Agreement set forth as number 2 on Exhibit "F" hereto, which Lease Agreement shall be assigned to Buyer pursuant to Section 2 hereof.

		8. Conditions Precedent to Buyer's Obligation to Close. All obligations of Buyer under this Agreement and all other agreements, documents, and instruments executed pursuant hereto are subject to the fulfillment, on or prior to the Closing
 Date, of each of the following conditions (any and all of which may be waived in writing by Buyer in its sole discretion):

	a. Seller's Representations and Warranties. The representations and warranties of Seller herein contained shall be true and correct in every material respect on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date and Buyer shall have received a certificate of Seller, executed on behalf of Seller and dated the Closing Date, certifying as to the correctness of Seller's representations and warranties.

		b. Seller's Covenants. Seller shall have performed all obligations and agreements and complied with all covenants contained in this Agreement in every material respect required to be performed and complied with by it on or prior to the Closing Date.

		c. Delivery of Documents. Seller shall have delivered to Buyer on or prior to the Closing Date all the documents set forth in this Agreement, including:

(1) 	Bills-of-sale, assignments, other documents of title, and
similar documents required to transfer unencumbered title of the Assets to Buyer;

 (2)	Certified copy of Seller's Boards of Directors and
Shareholders' actions approving the transactions contemplated hereby; and

(3) 	 Certificates of good standing for Seller issued by the
Commonwealth of Pennsylvania;

d.	(Intentionally omitted)

	e. No Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been threatened against Seller (i) seeking to restrain, prevent or modify the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or
(ii) which, if resolved

 adversely to Seller, would materially and adversely affect the Assets, the financial condition, Business, properties, or prospects of the Business.

	f. Form of Documents. All documents required under this Agreement to be executed by Seller shall be in form and substance reasonably acceptable to counsel for Buyer.

	g.  Buyer shall have received and entered into the Lease.

	h. No material adverse change shall have occurred in the Business, financial position, results of operations, operations or prospects of Seller or the Business since the date of this Agreement.

	i. Seller shall have executed such other and further documents, instruments and certificates not inconsistent with the provisions of this Agreement as Buyer shall reasonably require to carry out and effectuate the purposes and terms of this Agreement.

	j. Buyer shall have received executed UCC-3's in recordable form releasing all existing liens in the Assets.

	k. At least five (5) days prior to Closing, Buyer shall have received the Financial Statements.

		l. The Purchase Agreement of even date by and between Buyer and Little Explorers of Montgomery, Inc. and
Buyer and Barry L. Herr, shall close simultaneously herewith.

		m. Buyer's independent certified accountants, Arthur Andersen L.L.P., shall have confirmed to Buyer that they have inspected Seller's books and records and will be able to deliver to Buyer within sixty (60) days of the Closing any audits contemplated by Section 12(c) hereof.

	9. Conditions Precedent to Seller's Obligations to Close. All obligations of Seller under this Agreement and all other agreements, documents, and instruments executed pursuant hereto are subject to the fulfillment on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Seller in its sole discretion):

	a. Buyer's Representations and Warranties. The representations and warranties of Buyer herein contained shall be true and correct on and as of the Closing Date, in every material respect, with the same force and effect as though the same had been made on and as of the Closing Date, and Seller shall have received a certificate of Buyer, executed on behalf of Buyer and dated the Closing Date, certifying as to the correctness of Buyer's representations and warranties.

	b. Buyer's Covenants. Buyer shall have performed all obligations and agreements and complied with all covenants contained in this Agreement, in every material respect, required to be performed or complied with by it on or prior to the Closing
Date.

	c. No Litigation. No action, suit or proceeding by any third party before any court or any governmental or regulatory authority, or investigation by any governmental or regulatory authority, shall have been commenced or threatened against Buyer
(i) seeking to restrain, prevent or modify the transaction contemplated hereby or questioning the validity or legality of any of such transactions, or (ii) which, if resolved adversely to Buyer, would materially and adversely affect the financial condition, business, properties, assets or prospects of Buyer.

	d. Buyer shall deliver to Seller on or prior to the Closing Date all the documents set forth in this Agreement, including: (i) certified copy of Buyer's Board of Directors' actions approving the transactions contemplated hereby; (ii) the Lease, and (iii) the Guaranty.

	e. Form of Documents. All documents required under this Agreement to be executed by Buyer shall be in form and substance reasonably acceptable to counsel for Seller.

	f. Buyer shall have executed such other and further documents, instruments and certificates not inconsistent with the provisions of this Agreement as Seller shall reasonably require to carry out and effectuate the purposes and terms of this Agreement.

	g. There shall have been no material adverse change in Buyer's business as represented by Buyer's financial statements for the period from the date of Buyer's last financial statement to Closing.

	h.  Buyer's Guaranty.  Children's Discovery Centers of
America, Inc. shall have executed and delivered to Seller a guaranty in form and substance reasonably acceptable to Seller's counsel (the "Guaranty").

		10. Closing. The closing of the purchase and sale contemplated by this Agreement (the "Closing") shall take place at the offices of Siana & Shields, P.C., counsel for Seller, at 10:00 a.m. on May 31, 1995, or at such other place and time as may be fixed by written agreement of the parties (the "Closing Date").

		11. Risk of Loss, Casualty or Destruction. If the Center, its building, fixtures, equipment or supplies shall be damaged or destroyed prior to the Closing, Seller promptly shall repair, replace and restore the same to the condition thereof existing immediately prior to such damage or destruction. In the event that such repair, replacement and restoration has not been undertaken or completed prior to the Closing, then at the Closing, Seller shall remit to Buyer an amount sufficient to fully repair, replace and restore the same or complete the repair, replacement and restoration thereof after the Closing. If, however, the Building or Center shall be damaged or destroyed to such an extent that (i) the tenant under the Lease would have the right to terminate the Lease, (ii) it shall be impossible or impractical in Buyer's reasonable business judgment under the applicable building, zoning and other codes, laws and regulations then prevailing, to repair, replace and restore such buildings substantially to their condition immediately prior to such damage or destruction, and
(iii) Buyer has not elected to receive from Seller an amount sufficient to cause repair, replacement or restoration as hereinabove provided, then Buyer may elect, in its sole discretion, to terminate this Agreement by delivery to Seller of a written notice to such effect.

		12. Post Closing Covenants. The parties covenant and agree to take the following actions simultaneously with or immediately following the Closing:

	a. Seller shall be responsible for all utilities, supplier and other bills, and payroll expenses rendered and delivered up to and including the Closing Date, other than the Assumed Liabilities, and shall pay same within thirty (30) days of the Closing.

	b. Seller shall make available to Buyer all books, records and files, financial and otherwise, pertaining to the Business for the last three (3) complete years, including, but not limited to, customer lists, credit, collection and sales records, personnel records of persons employed by Seller who become employees of
 Buyer, pricing policies including discounts and rebates, and such other records reasonably necessary in order to enable Buyer to conduct the Business as Seller has in the past in order that Buyer can make copies thereof. Buyer shall pay all costs associated with copying information to be supplied by Seller to Buyer subsequent to Closing.

	c.  Seller acknowledges that Buyer is a publicly-held
company, subject to the reporting provisions of Section 13 of the
 Securities Exchange Act of 1934, as amended (the "Act"), and that Buyer may be required by the Act and the rules and regulations of the Securities and Exchange Commission  to include audited
financial statements including balance sheets and income
statements of the Business for the Seller's three (3) prior fiscal
years in reports filed by Buyer.   If required by Buyer, Seller shall
use its best efforts, at Buyer's request, both before and after Closing, to assist Buyer in obtaining and preparing audited financial statements for three (3) years, such efforts to include, but not be limited to, cooperating by signing customary representation letters required by Buyer's independent auditors, as well as making all records, accounts and files, financial or otherwise, available pertaining to the Business. If the records and other information pertaining to the Business are included with or reported together or in combination with any other business or businesses, Seller shall make all such records available so as to permit Buyer or its accountants to make appropriate allocations and perform all such calculations necessary to complete its audit. Notwithstanding anything to the contrary contained herein, Buyer shall pay for all costs and expenses, including Seller's attorneys fees incurred pursuant to this Section 12(c).

	d.  Buyer agrees to transfer or remit to Seller, within five
(5) days after receipt thereof, any payments received by Buyer on account of accounts receivable of the Business attributable to periods prior to the effective date of the Sale of Assets contemplated hereby. Buyer's sole obligation with respect to this
Section 12(d) shall be to transfer or remit the aforedescribed payments and in no event shall Buyer be responsible for cashing any checks or initiating any collection actions for overdue accounts receivable. Buyer's obligation to transfer or remit the aforedescribed payments shall be deemed fulfilled when such payments are deposited in the United States mail. It is understood that accounts receivable will include all bills rendered by Seller to customers for services performed by Seller, to and including the close of business on May 31, 1995.

		13.  Survival of Representations.   All of the
representations and warranties of the Seller contained in Section 5 above shall survive the Closing hereunder and continue in full force and effect for one year thereafter. All of the representations and warranties of Buyer and Buyer's guarantor contained in
Section 6 above, and the covenants contained in Section 12 above, shall survive the Closing hereunder and continue in full force and effect subject to any applicable statutes of limitations.

		14.  Indemnification by Seller.

		a.  Indemnification Generally.  For a period of one
 (1) year following the Closing hereunder, Seller agrees to indemnify, defend, and hold harmless Buyer against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys fees, that Buyer shall incur or suffer, that arise, result from or relate to any Event of Default. Seller's liability under this Section shall not, however, exceed the Consideration. For the purposes of this
Section 14, the term "Event of Default" shall mean the breach by Seller or any of its surviving representations, warranties, covenants, or agreements set forth in this Agreement which remains uncured for thirty (30) days; provided, however, that if the breach is of a nature such that it cannot reasonably be cured within such thirty (30) day period, then the breach shall constitute an Event of Default only if Seller has not commenced in good faith to cure such breach within such thirty (30) day period.

		b.  Third Party Claims.   Buyer shall promptly
notify Seller of the existence of any claim, demand, or other matter to which Seller's indemnification obligations would apply, and shall give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided that Buyer shall at all times also have the right to fully participate in the defense at its own expense. If Seller shall, within a reasonable time after this notice, fail to defend, Buyer shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of Seller. If the claim is one that cannot by its nature be defended solely by
 Seller (including, without limitation, any federal or state tax proceeding), then Buyer shall make available all information and assistance that Seller may reasonably request.

		15. Indemnification by Buyer. For so long as the applicable statute of limitation period, Buyer and its guarantor agree to indemnify and hold harmless Seller against, and in respect of, any and all claims, losses, expenses, costs, obligations, and liabilities is may incur by reason of Buyer's breach of or failure to perform any of its warranties, guaranties, commitments, or covenants in this Agreement, or by reason of any act or omission of Buyer, or any of its successors or assigns, after the Closing
 Date, that constitutes a breach or default under, or a failure to perform, any obligation, duty, or liability of Seller under any loan agreement, lease, contract, order, or other agreement to which it is a party or by which it is bound at the Closing Date, but only to the extent to which Buyer expressly assumes these obligations, duties and liabilities under this Agreement. Seller shall promptly notify Buyer of the existence of any claim, demand, or other matter to which Buyer's indemnification obligations would apply, and shall give Buyer a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided that Seller shall at all times also have the right to fully participate in the defense at its own expense. If Buyer shall, within a reasonable time after this notice, fail to defend, Seller shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of Buyer. If the claim is one that cannot by its nature be defended solely by Buyer (including, without limitation, any federal or state tax proceeding), then Seller shall make available all information and assistance that Buyer may reasonably request.

		16. Taxes. Sales or use taxes incurred pursuant to the purchase by Buyer of the Assets shall be paid by Seller. All other taxes, including but not limited to excise and other types of transaction taxes, documentary stamps, transfer taxes and/or assessments on the transaction of whatever nature, if any, shall be paid at Closing by Seller. Moreover, any taxes, assessments, or other charges of any kind, arising from, measured by, or attributable to any operations, events or conditions prior to
 Closing, including but not limited to any gross receipts, income, payroll or other forms of taxation of any kind shall be paid by Seller. Any taxes, assessments or other charges of any kind arising from, measured by, or attributable to any operations, events or condition after Closing, including but not limited to any gross receipts, income, payroll or other forms of taxation of any kind, shall be paid by Buyer.

		17. Attorney Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. Otherwise, each party hereto shall bear its own legal fees. Except as otherwise set forth herein, each of the parties shall bear its own expenses and costs incurred in connection with the performance of this Agreement.

		18.  Governing Law.  This Agreement shall be
 governed by and construed in accordance with the domestic laws of, and enforced in the Commonwealth of Pennsylvania, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania. The parties submit to the exclusive jurisdiction of the Court of Common Pleas of Chester
 County, Pennsylvania and the United States District Court for the Eastern District of Pennsylvania.

		19. Covenant Not To Compete. As an integral part of the consideration for and inducement to Buyer to enter into and consummate this Agreement, neither Seller nor Shareholder for five (5) years from the Closing Date shall, directly or indirectly, as partner, owner, officer, director or stockholder of any other person, firm, partnership or corporation, engage in, or aid or assist anyone else to engage in, the establishment and operation of a child care facility or other based child care facility or competitively solicit any "customers" or "students" of Buyer, or aid or assist anyone else to engage in any business in competition therewith in any location within twenty (20) miles of the Center or in the county where the Center is presently operated, so long as Buyer, or its parent, affiliates, subsidiaries or successors or assigns, carries on a like business at said location. If, however, Buyer ceases to operate the premises where the Center is currently located as a child care center then the covenant shall not be further effective.

	If this covenant or any particular portion thereof be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of this covenant and the jurisdiction in which such adjudication is made; further, to the extent any provision hereof is deemed unenforceable by virtue of its scope in terms of area or length of time, but may be made enforceable by limitations thereon, the parties agree that the same shall, nevertheless, be enforceable to the full extent permissible under the laws and public policies applying in such jurisdiction where enforcement is sought, or failing that, then the unenforceable covenant shall be eliminated from these provisions for the purpose of any enforcement proceeding to the extent necessary to permit the remaining covenants to be enforced.

	Seller and Shareholder expressly acknowledge that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this covenant, and that Buyer, in addition to all other remedies under this Agreement, shall be entitled as a matter of right to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction.

		20.  Licenses and Permits.

		a. Seller agrees to transfer to Buyer the Licenses and Permits to the extent that such Licenses and Permits are transferable. In addition, Seller shall cooperate with Buyer and shall take such measures as are reasonably necessary in order to enable Buyer to receive all appropriate Licenses and Permits; and agrees to execute all documents reasonably necessary in order to enable Buyer to receive such Licenses or Permits; provided, however, that Buyer shall pay all fees, costs and expenses, including reasonable attorneys' fees, incurred by Seller in connection with the performance of Seller's obligations under this
 Section.

		b. Buyer acknowledges and agrees that certain of the Licenses and permits require notice which may make it impossible for Buyer to acquire such License or Permit prior to the Closing Date, and Buyer nevertheless desires to close the transaction contemplated hereby on the Closing Date. In order to induce Seller to do the same, Buyer agrees that notwithstanding any representations or agreement to the contrary in this Agreement:

			(1)  The transfer of such Licenses and
Permits to Buyer is not a condition precedent to Buyer's obligations under this Agreement.

			(2)  Buyer is not relying on the continued
validity of such Licenses and Permits.

			(3) Provided that Seller is not in default of its obligations under Section 20(a) above, Seller shall not be responsible in any manner whatsoever for Buyer's failure to obtain the permits, and the Closing shall not be prevented or delayed by Buyer's failure to obtain any of the Licenses and Permits.

		21.  The Recitals and Exhibits hereto are
incorporated herein by this reference.

		22. Expenses. Except as otherwise expressly provided herein, Buyer shall be responsible for all fees and expenses in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder.

		23. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

		24. Notice. All necessary notices, payments, demands and requests shall be in writing and shall be deemed duly given if mailed by certified mail, postage prepaid, return receipt requested, or by recognized overnight express delivery carrier that provides a receipt, and addressed as follows:

	IF TO SELLER: 			Day Care of Chester,
Inc.

					342 Central Avenue
						Malvern, PA 19355



	With a copy to:			Steve Siana
						Siana & Shields
			One East Uwchlan Avenue, Suite 301
						Exton, PA  19341



	IF TO BUYER:			Magic Years Child
Care and Learning Centers, Inc.

					851 Irwin St., Suite 200
					San Rafael, California 94901



					Attn: Frank A. Devine, Esq.
					     and
					Richard. A. Niglio, President



Either party may change its address for notice by giving notice of change of address in the manner set forth above.

		25. Headings. The headings of the Sections of this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

		26. Tax Reporting. The parties hereto agree and acknowledge that the determination of the price for each of the Assets and the covenant not to compete is the result of arms-length negotiations between the parties, and the parties agree and warrant and represent to each other, that their respective tax returns and those of any parent, subsidiary or affiliated entity shall report the transactions contemplated by this Agreement in accordance with the characterization and allocated prices of the various Assets and the covenant not to compete set forth in this Agreement.

		27. Entire Agreement. This Agreement, together with the other Agreements referred to herein and the Exhibits hereto, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges with and supersedes all prior discussions, agreements and understandings with respect hereto.

		28. Further Assurances. Each party hereto agrees that it will, without further consideration, cooperate with the other during the performance of Buyer's diligence including supplying additional financial information, execute and deliver such other documents, and take such other action as may reasonably be requested in order to consummate the transactions contemplated hereby and confirm and assure to Buyer title to all the Assets. The provisions of this Section 28 shall survive the Closing.

		29. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

		30.  Proration Year.   Except as otherwise provided
in this Agreement, any items of income or expense to be allocated or prorated between Buyer and Seller pursuant to this Agreement shall be computed on the basis of a 365 day year and the actual number of days elapsed for any portion thereof.

		31.  Severability.  If any provision of this
Agreement is declared invalid in a court proceeding between the parties, such invalidity shall not invalidate this Agreement, and this Agreement shall be construed as if the invalid part were not contained herein, and the rights and obligations of the parties shall be construed as if the invalid part were not contained herein, and the rights and obligations of the parties shall be construed and enforced accordingly.

		32. Confidentiality. The parties agree to keep all information and documentation exchanged in the course of this transaction in confidence from third parties. Should this transaction not close, each party agrees to return all documents and copies thereof, and other information to the party which supplied the same. Seller shall not issue a press release related to this transaction until Buyer has issued its press release.

		33. Brokers. Each party represents that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

		34. Assignment. Neither party may assign this Agreement without the prior written consent of the other parties, except that Buyer may assign this Agreement to any subsidiary it owns or controls provided the Buyer executes and delivers Buyer's guaranty in a form reasonably acceptable to Seller's counsel.

		IN WITNESS WHEREOF, the parties have
executed this Agreement under seal as of the day and year first above written.



WITNESS:					                   SELLER:

                         						DAY CARE OF
                               CHESTER COUNTY, INC.
                                a Pennsylvania
                               corporation


___________________________		By:_______________________________
                        					Title:
 _________________________   __________________________________

	                        				Barry L. Herr



By his execution hereof, Barry L. Herr agrees to be personally bound as to Section 19 only.

WITNESS:					                 BUYER:



	                         				MAGIC YEARS
                              CHILD CARE AND LEARNING
                       		    CENTERS, INC., a Pennsylvania corporation





____________________________		 By:________________________________
						                        Title: ______________________________













		For the limited purposes set forth below, Children's Discovery Centers of America, Inc., the parent corporation of Buyer and guarantor, agrees as follows:



		1. Guarantor represents and warrants and agrees with Seller as follows:



		a. Guarantor is a corporation duly organized, validly existing under the laws of Delaware and is in good standing in all jurisdictions in which it conducts its business.



		b. Upon execution, the guaranty contemplated hereby (Exhibit "O"), executed in connection herewith, is and will be the valid and binding obligation of Guarantor, enforceable in accordance with its term, and the execution, delivery and performance of the Guaranty has been duly authorized by Guarantor's Board of Directors.





						GUARANTOR:



			CHILDREN'S DISCOVERY CENTERS

					OF AMERICA, INC.





			By: _______________________________

			Title: ______________________________







LIST OF EXHIBITS





Exhibit  A	Personal Property and Equipment

Exhibit  B	Tradenames

Exhibit  C	Supplies

Exhibit  D	List of prepaid tuition, deposits and registration fees

Exhibit  E	Disclosure Schedule

Exhibit  F	Assumed Liabilities

Exhibit  G	Seller's tax returns and Financial Statements

Exhibit  H	Employees, job titles and salaries

Exhibit  I	Children, ages and tuition rates

Exhibit  J	Seller's insurance policies

Exhibit  K	Licenses and Permits

Exhibit  L	Form of Lease

Exhibit M	Form of Note

Exhibit N	Form of Security Agreement

Exhibit O	Form of Guaranty



5








8KA8895.SEC/JM	6

8KA8-8-95.SEC/JM

8KA8895.SEC/JM	F-10



8KA8895.SEC/JM	C-1







littlexp.agr	P-1-27


littlexp.agr







chester.agr	P-2-37

Chester.Agr.	P-2-1